                                                                    EXHIBIT 10.1

                                  AVIALL, INC.



                 $100 MILLION SENIOR SECURED CREDIT FACILITIES



                           NATIONSBANK OF TEXAS, N.A.
                              Administrative Agent
                                LC Fronting Bank


                          J.P. MORGAN SECURITIES INC.
                              Documentation Agent


                       NATIONSBANC CAPITAL MARKETS, INC.
                               Syndication Agent





                               SEPTEMBER 26, 1996

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
    SECTION 1        DEFINITIONS AND TERMS  . . . . . . . . . . . . . . .     1
            1.1      Definitions  . . . . . . . . . . . . . . . . . . . .     1
            1.2      Number and Gender of Words . . . . . . . . . . . . .    19
            1.3      Accounting Principles  . . . . . . . . . . . . . . .    19

    SECTION 2        AMOUNTS AND TERMS OF THE LOAN FACILITIES . . . . . .    20
            2.1      Term Loan  . . . . . . . . . . . . . . . . . . . . .    20
            2.2      Revolving Credit Facility  . . . . . . . . . . . . .    20
            2.3      Borrowing Procedure  . . . . . . . . . . . . . . . .    20
            2.4      LC Subfacility . . . . . . . . . . . . . . . . . . .    21
            2.5      Termination or Reduction of Revolving Credit
                     Commitment . . . . . . . . . . . . . . . . . . . . .    27

    SECTION 3        TERMS OF PAYMENT . . . . . . . . . . . . . . . . . .    27
            3.1      Notes and Payments . . . . . . . . . . . . . . . . .    27
            3.2      Interest and Principal Payments and Commitment
                     Reductions . . . . . . . . . . . . . . . . . . . . .    27
            3.3      Voluntary Prepayments  . . . . . . . . . . . . . . .    28
            3.4      Mandatory Prepayments  . . . . . . . . . . . . . . .    28
            3.5      Quotation of Rates . . . . . . . . . . . . . . . . .    29
            3.6      Default Rate . . . . . . . . . . . . . . . . . . . .    29
            3.7      Interest Calculations; Determination of Rates  . . .    30
            3.8      Interest Periods . . . . . . . . . . . . . . . . . .    30
            3.9      Conversions/Continuations  . . . . . . . . . . . . .    30
            3.10     Order of Application . . . . . . . . . . . . . . . .    31
            3.11     Sharing of Payments, Etc.  . . . . . . . . . . . . .    31
            3.12     Offset . . . . . . . . . . . . . . . . . . . . . . .    32
            3.13     Booking Loans  . . . . . . . . . . . . . . . . . . .    32
            3.14     Basis Unavailable or Inadequate for LIBOR Rate . . .    32
            3.15     Additional Costs . . . . . . . . . . . . . . . . . .    33
            3.16     Change in Laws . . . . . . . . . . . . . . . . . . .    34
            3.17     Consequential Loss . . . . . . . . . . . . . . . . .    34
            3.18     Taxes  . . . . . . . . . . . . . . . . . . . . . . .    34
            3.19     Net Payments . . . . . . . . . . . . . . . . . . . .    36

    SECTION 4        FEES . . . . . . . . . . . . . . . . . . . . . . . .    36
            4.1      Treatment of Fees  . . . . . . . . . . . . . . . . .    36
            4.2      Administrative Agent's Fee . . . . . . . . . . . . .    37
            4.3      Arrangement Fee  . . . . . . . . . . . . . . . . . .    37





                                      (i)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
            4.4      Facility Fee . . . . . . . . . . . . . . . . . . . .    37
            4.5      Commitment Fee . . . . . . . . . . . . . . . . . . .    37
            4.6      LC Fees  . . . . . . . . . . . . . . . . . . . . . .    38

    SECTION 5        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . .    38
            5.1      Conditions Precedent to Initial Loan . . . . . . . .    38
            5.2      Conditions Precedent to Each Loan and LC . . . . . .    42
            5.3      Conditions Precedent to Each Conversion of a Loan  .    42

    SECTION 6        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .    43
            6.1      Purpose of Credit Facility . . . . . . . . . . . . .    43
            6.2      Existence, Good Standing, Authority, and
                     Authorizations . . . . . . . . . . . . . . . . . . .    43
            6.3      Subsidiaries . . . . . . . . . . . . . . . . . . . .    44
            6.4      Authorization and Contravention  . . . . . . . . . .    44
            6.5      Binding Effect . . . . . . . . . . . . . . . . . . .    44
            6.6      Financial Statements . . . . . . . . . . . . . . . .    45
            6.7      Litigation, Claims, Investigations . . . . . . . . .    45
            6.8      Taxes  . . . . . . . . . . . . . . . . . . . . . . .    45
            6.9      Environmental Matters  . . . . . . . . . . . . . . .    45
            6.10     Employee Benefit Plans . . . . . . . . . . . . . . .    47
            6.11     Properties; Liens  . . . . . . . . . . . . . . . . .    48
            6.12     Government Regulations . . . . . . . . . . . . . . .    48
            6.13     Transactions with Affiliates . . . . . . . . . . . .    48
            6.14     Debt . . . . . . . . . . . . . . . . . . . . . . . .    48
            6.15     Material Agreements  . . . . . . . . . . . . . . . .    48
            6.16     Insurance  . . . . . . . . . . . . . . . . . . . . .    49
            6.17     Labor Matters  . . . . . . . . . . . . . . . . . . .    49
            6.18     Solvency . . . . . . . . . . . . . . . . . . . . . .    49
            6.19     Tradenames . . . . . . . . . . . . . . . . . . . . .    49
            6.20     Intellectual Property  . . . . . . . . . . . . . . .    49
            6.21     Compliance with Laws . . . . . . . . . . . . . . . .    50
            6.22     Chief Executive Office; Chief Place of Business  . .    50
            6.23     Full Disclosure  . . . . . . . . . . . . . . . . . .    50

    SECTION 7        COVENANTS  . . . . . . . . . . . . . . . . . . . . .    50
            7.1      Use of Proceeds  . . . . . . . . . . . . . . . . . .    51
            7.2      Books and Records  . . . . . . . . . . . . . . . . .    51
            7.3      Items to be Furnished  . . . . . . . . . . . . . . .    51
            7.4      Inspections  . . . . . . . . . . . . . . . . . . . .    54





                                      (ii)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
            7.5      Taxes  . . . . . . . . . . . . . . . . . . . . . . .    54
            7.6      Prepayment of Other Debt . . . . . . . . . . . . . .    54
            7.7      Expenses . . . . . . . . . . . . . . . . . . . . . .    54
            7.8      Maintenance of Existence, Assets, and Business . . .    55
            7.9      Insurance  . . . . . . . . . . . . . . . . . . . . .    55
            7.10     Preservation and Protection of Rights  . . . . . . .    55
            7.11     Employee Benefit Plans . . . . . . . . . . . . . . .    55
            7.12     Environmental Laws . . . . . . . . . . . . . . . . .    56
            7.13     Debt . . . . . . . . . . . . . . . . . . . . . . . .    57
            7.14     Liens  . . . . . . . . . . . . . . . . . . . . . . .    58
            7.15     Transactions with Affiliates . . . . . . . . . . . .    60
            7.16     Compliance with Laws and Documents . . . . . . . . .    60
            7.17     Assignment . . . . . . . . . . . . . . . . . . . . .    60
            7.18     Fiscal Year and Accounting Methods . . . . . . . . .    60
            7.19     Government Regulations . . . . . . . . . . . . . . .    60
            7.20     Indemnification  . . . . . . . . . . . . . . . . . .    61
            7.21     Loans, Advances, and Investments . . . . . . . . . .    62
            7.22     Dividends and Distributions  . . . . . . . . . . . .    64
            7.23     Disposition of Assets  . . . . . . . . . . . . . . .    64
            7.24     Capital Expenditures . . . . . . . . . . . . . . . .    65
            7.25     Mergers and Dissolutions . . . . . . . . . . . . . .    65
            7.26     Conduct and Scope of Business  . . . . . . . . . . .    65
            7.27     Financial Covenants  . . . . . . . . . . . . . . . .    66
            7.28     Designated Subsidiaries  . . . . . . . . . . . . . .    67
            7.29     After-Acquired Property  . . . . . . . . . . . . . .    67
            7.30     After-Acquired Subsidiaries  . . . . . . . . . . . .    68
            7.31     Delivery of Certain Collateral and Lien Releases . .    68

    SECTION 8        DEFAULT  . . . . . . . . . . . . . . . . . . . . . .    68
            8.1      Payment of Obligation  . . . . . . . . . . . . . . .    68
            8.2      Covenants  . . . . . . . . . . . . . . . . . . . . .    69
            8.3      Debtor Relief  . . . . . . . . . . . . . . . . . . .    69
            8.4      Judgments and Attachments  . . . . . . . . . . . . .    69
            8.5      Government Action  . . . . . . . . . . . . . . . . .    69
            8.6      Misrepresentation  . . . . . . . . . . . . . . . . .    70
            8.7      Change of Control  . . . . . . . . . . . . . . . . .    70
            8.8      Default Under Other Agreements . . . . . . . . . . .    70
            8.9      Employee Benefit Plans . . . . . . . . . . . . . . .    71
            8.10     Validity and Enforceability of Loan Documents  . . .    71





                                     (iii)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
    SECTION 9        RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . .    71
            9.1      Remedies Upon Default  . . . . . . . . . . . . . . .    71
            9.2      Company Waivers  . . . . . . . . . . . . . . . . . .    72
            9.3      Performance by Administrative Agent  . . . . . . . .    72
            9.4      Delegation of Duties and Rights  . . . . . . . . . .    72
            9.5      Not in Control . . . . . . . . . . . . . . . . . . .    73
            9.6      Course of Dealing  . . . . . . . . . . . . . . . . .    73
            9.7      Cumulative Rights  . . . . . . . . . . . . . . . . .    73
            9.8      Application of Proceeds  . . . . . . . . . . . . . .    73
            9.9      Diminution in Value of Collateral  . . . . . . . . .    73
            9.10     Certain Proceedings  . . . . . . . . . . . . . . . .    74

    SECTION 10       AGREEMENT AMONG LENDERS  . . . . . . . . . . . . . .    74
            10.1     Administrative Agent . . . . . . . . . . . . . . . .    74
            10.2     Expenses . . . . . . . . . . . . . . . . . . . . . .    76
            10.3     Proportionate Absorption of Losses . . . . . . . . .    76
            10.4     Delegation of Duties; Reliance . . . . . . . . . . .    76
            10.5     Limitation of Liability  . . . . . . . . . . . . . .    77
            10.6     Notice of Default; Instructions  . . . . . . . . . .    78
            10.7     Limitation of Liability  . . . . . . . . . . . . . .    79
            10.8     Relationship of Lenders  . . . . . . . . . . . . . .    79
            10.9     Collateral . . . . . . . . . . . . . . . . . . . . .    79
            10.10    Benefits of Agreement  . . . . . . . . . . . . . . .    80
            10.11    LC Fronting Bank . . . . . . . . . . . . . . . . . .    80

    SECTION 11       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .    80
            11.1     Headings . . . . . . . . . . . . . . . . . . . . . .    80
            11.2     Nonbusiness Days . . . . . . . . . . . . . . . . . .    80
            11.3     Communications . . . . . . . . . . . . . . . . . . .    80
            11.4     Form and Number of Documents . . . . . . . . . . . .    81
            11.5     Exceptions to Covenants  . . . . . . . . . . . . . .    81
            11.6     Survival . . . . . . . . . . . . . . . . . . . . . .    81
            11.7     Governing Law  . . . . . . . . . . . . . . . . . . .    81
            11.8     Invalid Provisions . . . . . . . . . . . . . . . . .    81
            11.9     Maximum Interest . . . . . . . . . . . . . . . . . .    82
            11.10    Entirety . . . . . . . . . . . . . . . . . . . . . .    82
            11.11    Venue; Service of Process; Jury Trial  . . . . . . .    83
            11.12    Amendments, Consents, Conflicts, and Waivers . . . .    84
            11.13    Multiple Counterparts  . . . . . . . . . . . . . . .    85





                                      (iv)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
            11.14    Successors and Assigns; Participation  . . . . . . .    85
            11.15    Discharge Only Upon Payment in Full;
                     Reinstatement in Certain Circumstances . . . . . . .    88
            11.16    Confidentiality  . . . . . . . . . . . . . . . . . .    88
            11.17    Non-Application of Chapter 15 of Texas Credit
                     Code . . . . . . . . . . . . . . . . . . . . . . . .    89





                                      (v)

    Schedule 2.1     -   Lenders and Committed Sums
    Schedule 2.4     -   Existing LCs
    Schedule 5.1(e)  -   UCC Filing Offices
    Schedule 6.3     -   Subsidiaries
    Schedule 6.7     -   Litigation
    Schedule 6.9     -   Environmental Matters
    Schedule 6.11    -   Location of Personal Property
    Schedule 6.13    -   Affiliate Transactions
    Schedule 6.15    -   Material Agreements
    Schedule 6.16    -   Insurance
    Schedule 6.19    -   Tradenames
    Schedule 6.20    -   Intellectual Property
    Schedule 6.22    -   Principal Offices
    Schedule 7.13    -   Existing Debt
    Schedule 7.14    -   Existing Liens
    Schedule 7.21    -   Other Investments
    Schedule 7.29    -   Lease Estoppels


    Exhibit A-1      -   Form of Term Note
    Exhibit A-2      -   Form of Revolving Credit Note
    Exhibit B        -   Form of Guaranty
    Exhibit C-1      -   Form of Pledge Agreement - Borrower
    Exhibit C-2      -   Form of Pledge Agreement - Subsidiary
    Exhibit D-1      -   Form of Security Agreement-Borrower
    Exhibit D-2      -   Form of Security Agreement-Subsidiary
    Exhibit E-1      -   Form of Notice of Borrowing
    Exhibit E-2      -   Form of Notice of Conversion
    Exhibit E-3      -   Form of Notice of LC
    Exhibit E-4      -   Form of LC Applications
    Exhibit F        -   Form of Collateral Account Agreement
    Exhibit G        -   Form of Compliance Certificate
    Exhibit H        -   Form of Borrowing Base Report
    Exhibit I-1      -   Form of Opinion of Counsel to the Companies
    Exhibit I-2      -   Form of Opinion of Winstead Sechrest & Minick
                         P.C.
    Exhibit J        -   Form of Assignment Agreement
    Exhibit K        -   Form of Landlord Estoppel





                                     (vi)

                                CREDIT AGREEMENT


            THIS AGREEMENT is entered into as of September 26, 1996, among Aviall, Inc., a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, and NationsBanc Capital Markets, Inc., as Syndication Agent.


                                    RECITALS

            A. Borrower has requested that Lenders extend credit to Borrower in the form of a term loan in the aggregate amount of $50,000,000 (referred to below as the Term Loan), and revolving credit loans in an aggregate amount up to $50,000,000 (referred to below as the Revolving Credit Facility), all on the terms and conditions set forth herein, for the purpose of repaying its outstanding senior debt facilities and for other purposes set forth herein.

            B. Upon and subject to the terms of this Agreement, Lenders are willing to extend such credit to Borrower.

            Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, Documentation Agent, Syndication Agent, LC Fronting Bank, and Lenders agree as follows:


    SECTION 1        DEFINITIONS AND TERMS.

            1.1      Definitions.  As used herein:

            ADMINISTRATIVE AGENT means NationsBank of Texas, N.A., and its successor or successors as Administrative Agent for Lenders under this Agreement pursuant to SECTION 10.1(B).

            AFFILIATE of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to vote more than 5% of the Voting Stock of such Person or to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).

            AFTER-ACQUIRED SUBSIDIARY is defined in SECTION 7.30.

            AGREEMENT means this Credit Agreement (as the same may hereafter be amended, modified, supplemented or restated from time to time).

            APPLICABLE MARGIN means, at the time of any determination thereof, for purposes of all Loans under the Term Loan and the Revolving Credit Facility, as applicable, the margin of interest over the Base Rate or the LIBOR Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate), as follows:

                     (a) As of the initial Borrowing Date until the fifth Business Day after delivery pursuant to SECTION 7.3(B) hereof of Borrower's quarterly Financial Statements and Compliance Certificate as of the last day of the fiscal quarter ending on or about June 30, 1997, unless such Financial Statements are not delivered timely in which event the highest Applicable Margin will be in effect from the required delivery date until such time as such Financial Statements and Compliance Certificate are actually delivered:


=====================================================================
          Applicable Margin             Applicable Margin
            for LIBOR Rate                for Base Rate
                Loans                        Loans
---------------------------------------------------------------------
                2.00%                         1.00%
=====================================================================




                     (b) Thereafter, the Applicable Margin shall be adjusted based on the ratio of Funded Debt to EBITDA determined as of the last day of the preceding fiscal quarter as follows:

================================================================================
              Ratio of                Applicable Margin      Applicable Margin
             Funded Debt                for LIBOR Rate          for Base Rate
              to EBITDA                      Loans                  Loans
--------------------------------------------------------------------------------
  Greater than 4.00                         2.25%                    1.25%
--------------------------------------------------------------------------------
  Less than or equal to 4.00 but            2.00%                    1.00%
  greater than 3.50
--------------------------------------------------------------------------------
  Less than or equal to 3.50 but            1.75%                    0.75%
  greater than 3.00
--------------------------------------------------------------------------------
  Less than or equal to 3.00 but            1.50%                    0.50%
  greater than 2.25
--------------------------------------------------------------------------------
  Less than or equal to 2.25 but            1.00%                     0%
  greater than 1.50
--------------------------------------------------------------------------------
  Less than or equal to 1.50                0.75%                     0%
================================================================================


            The ratio of Funded Debt to EBITDA shall be determined as of the last day of the preceding fiscal quarter from the then most current quarterly or annual Financial Statements and related Compliance Certificate delivered by Borrower pursuant to SECTIONS 7.3(A) and 7.3(B) hereof. The adjustment, if any, to the Applicable Margin pursuant to this SUBSECTION (B) shall be effective commencing on the fifth Business Day after delivery of Financial Statements (and the related Compliance Certificate) containing the Funded Debt to EBITDA ratio. If Borrower fails at any time to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 7.3(A) and (B) hereof, then the highest Applicable Margin will be in effect from the required delivery date until such time as such Financial Statements and Compliance Certificates are actually delivered.

            AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits and ratings from, any Tribunal (including, without limitation, the FAA, the CAA and any other similar authority) and, to the extent the absence of any Authorization from such Person would be a Material Adverse Event, any original equipment manufacturer.

            BASE RATE means, for any day, the greater of (a) the prime rate per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer, or (b) the sum of the Federal Funds Rate plus 0.5%.

            BASE RATE LOAN means a Loan bearing interest at the sum of the Base Rate plus the Applicable Margin.

            BORROWER is defined in the introductory paragraph to this Agreement.

            BORROWER SECURITY AGREEMENT means a security agreement in substantially the form and upon the terms of EXHIBIT D-1 (as the same may hereafter be amended, modified, supplemented or restated from time to time).

            BORROWING BASE means, at any time the sum of (i) 80% of the aggregate amount of Eligible Accounts, plus (ii) 50% of the aggregate book value of Eligible Inventory (calculated on a basis consistent with practices in effect on December 31, 1995), in each case determined on a consolidated basis with all intercompany eliminations; provided, however, that COMPONENT (II) shall never exceed 50% of the aggregate amount of Eligible Accounts plus Eligible Inventory. For purposes of calculating the Dollar equivalent of Eligible Accounts described in PARAGRAPH (7) of the definition of Eligible Accounts, the conversion rates as reported in The Wall Street Journal on the date as of which calculation is being made shall be used.

            BORROWING BASE DEFICIENCY means, at any time, the amount by which the Revolving Credit Commitment Usage exceeds the Borrowing Base.

            BORROWING BASE REPORT means a certificate substantially in the form attached as EXHIBIT H.

            BORROWING DATE is defined in SECTION 2.3(A).

            BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in New York, New York, or Dallas, Texas, and (b) in respect of any LIBOR Rate Loan, a day on which dealings are current in the London interbank market and commercial banks are open for international business in London.

            CAA means the Civil Aviation Authority of the United Kingdom and any successor Authority.

            CAPITAL EXPENDITURES means, for any Person, the aggregate amount of all expenditures which would be capitalized on such Person's balance sheet in accordance with GAAP.

            CAPITAL LEASE means any capital lease or sublease which should be capitalized in accordance with GAAP on a balance sheet.

            CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

            CHANGE OF CONTROL is defined in SECTION 8.7.

            CODE means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

            COLLATERAL means the collateral described in the Security Documents from time to time subject to or intended to be subject to Liens securing the Obligation and shall include without limitation all proceeds of litigation.

            COMMITTED SUM means, for any Lender in respect of either the Term Loan or the Revolving Credit Facility, the amounts respectively stated beside its name for the Term Loan or the Revolving Credit Facility on
    SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, delivered by Administrative Agent pursuant to this Agreement, subject to reduction and cancellation as provided in this Agreement.

            COMMITMENT PERCENTAGE means, at the time of any determination thereof for any Lender in respect of the Term Loan and the Revolving Credit Facility, respectively, the proportion which its Committed Sum in respect thereof bears to the aggregate Committed Sums of all Lenders in respect thereof.

            COMPANIES means, at the time of any determination thereof, Borrower and each of its Subsidiaries and "Company" means any one of them.

            COMPLIANCE CERTIFICATE means a certificate signed by the chief financial officer, treasurer or controller of Borrower, substantially in the form of EXHIBIT G.

            CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a LIBOR Rate Loan as a consequence of (a) any inability, failure or refusal of Borrower to take such Loan after Borrower shall have requested it under this Agreement, or (b) any prepayment or payment of such Loan or conversion of such Loan to a Loan of another Type, in each case, prior to the last day of the Interest Period therefor.

            CONTRACT RATE is defined in SECTION 11.9.

            CURRENT DATE is defined in SECTION 5.1(G).

            CURRENT FINANCIALS means, at the time of any determination thereof, the most recently delivered to Lenders of the Financial Statements of Borrower and its consolidated Subsidiaries required to be delivered under SECTIONS 7.3(A) or 7.3(B), as the case may be.

            CURRENT RATIO means, at any particular time, the ratio of (i) the sum of cash, cash equivalents, accounts receivable, and inventory of Borrower and its Subsidiaries on a consolidated basis, to (ii) the sum of accounts payable, accrued expenses, and current maturities of long term Debt of Borrower and its Subsidiaries on a consolidated basis.

            DEBT means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities,
    (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Person's Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d) liabilities under any interest rate swap, collar, floor, cap or similar contract.

            DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

            DEFAULT is defined in SECTION 8.

            DEFAULT RATE means a per annum rate of interest equal from day to day to (a) with respect to any Loan, the rate otherwise applicable to such Loan (including, without limitation, the Applicable Margin included in such rate) plus 2%, and (b) with respect to any other amounts due hereunder, the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2%.

            DESIGNATED SUBSIDIARIES means those Subsidiaries of Borrower designated on SCHEDULE 6.3 as a foreign Subsidiary in the process of terminating its existence through liquidation or merger or as an inactive Subsidiary.

            DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities, and (d) any other payment by such Person with respect to such securities.

            DOCUMENTATION AGENT means J.P. Morgan Securities Inc., and its successors, as Documentation Agent under this Agreement.

            DOLLARS or $ means lawful money of the United States of America.

            EBITDA means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) earnings (or loss) before provision for interest and income Taxes for such period, plus (b) all non-cash charges, including, but not limited to, depreciation and amortization and other non-cash charges to the extent that such non-cash charges are actually deducted in arriving at such earnings, plus (c) losses (or minus gains) from the sale of fixed assets not in the ordinary course of business and other extraordinary items, plus (d) restructuring costs incurred to the extent that such restructuring costs are actually deducted in arriving at such earnings (including but not limited to severance costs, write-off of debt issuance costs originally incurred with respect to the Existing Credit Agreement, loan restructuring fees, interest rate hedging termination costs and fees, and real estate lease buyout costs or termination fees) so long as such costs, other than with respect to the write-off of debt issuance costs, do not exceed $5,000,000 in the aggregate during the term of this Agreement, and with respect to the write-off of debt issuance costs such costs do not exceed $4,000,000 in the aggregate during the term of this Agreement, minus (e) the excess of amounts reserved prior to the date hereof with respect to Borrower's discontinued lines of business over amounts actually expended in connection therewith (or plus any shortfalls in amounts so reserved which are required to be expended) to the extent such amounts are actually deducted in arriving at such earnings, minus (f) interest income for such period received under that certain promissory note dated March 15, 1995, executed by International Airmotive Corp. and payable to the order of Aviall Services, Inc. in the original principal amount of $12,000,000 (the "AIRMOTIVE NOTE") to the extent such amounts are actually included in arriving at such earnings.

            ELIGIBLE ACCOUNTS means, at the time of any determination thereof, the aggregate of all accounts receivable (net of reserves) of the Restricted Companies for inventory sold or leased or services rendered, in either case in the ordinary course of business, which meet all of the following requirements:

                     (1) Not evidenced by negotiable instruments (except a negotiable instrument in which Administrative Agent, for the benefit of Lenders, has a first and prior perfected Lien) or documents;

                     (2) Legal, valid and binding obligations of the account obligor;

                     (3)     Payable by third party obligors;

                     (4)     Payable on customary terms;

                     (5) Obligations for products shipped and subject to invoice, in compliance with all applicable Laws;

                     (6) If arising pursuant to a contract with the United States government, an account receivable in which Administrative Agent for the benefit of Lenders has a perfected first priority Lien pursuant to the Assignment of Claims Act, or, if arising pursuant to a contract with any other government, an account receivable which is insured by an insurer satisfactory to Administrative Agent;

                     (7) Denominated and payable in Dollars or other acceptable, freely convertible currency with conversion rates reported in The Wall Street Journal;

                     (8) If a domestic account receivable, an "account" as defined by the Uniform Commercial Code in the appropriate jurisdiction;

                     (9)     Not more than 90 days past due;

                     (10) Not modified, extended, or renegotiated in any way not provided for in the Security Documents and not charged off;

                     (11) Not subject to defense, withholding, offset, counterclaim, or dispute for more than 30 days past invoice date unless the aggregate disputed amounts for a single obligor are less than 10% of the total amount owed to the Restricted Companies by such obligor;

                     (12) As to which there exists a first and prior perfected Lien in favor of Administrative Agent for the benefit of Lenders to secure the Obligation and no other Liens except Permitted Liens;

                     (13) Secured by a prior perfected Lien in the underlying security, if any;

                     (14) Not owed by an obligor that is the subject of a proceeding under any Debtor Relief Law unless the obligor is the subject of a proceeding under Chapter 11 of the Bankruptcy Code of the United States of America to the extent the claim in respect of such account is an administrative expense claim in such proceeding;

                     (15) Not owed by an obligor that has more than 20% of its aggregate accounts owed to the Restricted Companies outstanding more than 90 days past due, or for whom a material credit loss has been recognized or reserved against (but without duplication of amounts which have already been deducted in calculating net accounts receivable) and not reversed during the previous three years;

                     (16) Not that portion of an account which, when aggregated with other amounts payable by the same obligor, is in excess of 5% of aggregate accounts receivable of the Restricted Companies, unless approved by the Required Lenders; and

                     (17) Not that portion of amounts owed by obligors whose residence or principal place of business, as the case may be, is located outside the United States of America, the United Kingdom or Canada (unless an account receivable insured by an insurer satisfactory to Administrative Agent) in excess of 25% of the aggregate accounts receivable of the Restricted Companies, unless otherwise approved by Required Lenders.

            Any right to payment that is at any time an Eligible Account, but which subsequently fails to meet the foregoing requirements, shall cease to be an Eligible Account, and from and after such date shall not constitute part of the Borrowing Base unless and until it shall again become an Eligible Account but shall remain a portion of the Collateral.

            ELIGIBLE ASSIGNEE means (a) a commercial bank organized under the laws of the United States of America, or any State thereof, and having a combined capital and surplus in excess of $50,000,000, (b) a commercial bank organized under the laws of any other country which is a member of OECD, or a political subdivision of any such country, and having a combined capital and surplus in excess of $50,000,000; provided that such bank is acting through a branch or agency located in (x) the United States or the country in which it is organized or another country which is also a member of the OECD or (y) the Cayman Islands, (c) the central bank of any country which is a member of the OECD, (d) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States of America, or any State thereof, and having a combined capital and surplus in excess of $50,000,000, (e) an insurance company organized under the laws of the United States of America (or any State thereof) and having a combined capital and surplus in excess of $50,000,000, (f) a savings bank or savings and loan association organized under the laws of the United States of America, or any State thereof, and having a combined capital and surplus in excess of $50,000,000, (g) a pension fund or other institutional lender or investor, and (h) any Lender party to this Agreement on the initial Borrowing Date or any Affiliate of any thereof, provided that no

    Person (other than a Person described in CLAUSE (H)) may be an Eligible Assignee unless (1) it represents and warrants that it does not engage in the same line of business as, or derive more than 5% of its revenues in the same line of business as, the Companies, and (2) if no Default exists, Borrower, Administrative Agent, and LC Fronting Bank shall have consented thereto, which consent shall not be unreasonably withheld.

            ELIGIBLE INVENTORY means, at the time of any determination thereof, all inventory owned by the Restricted Companies (exclusive of (i) inventory stored in foreign locations and inventory at locations [other than Borrower's warehouse at 2075 Diplomat Drive, Dallas, Texas] for which Administrative Agent has not received a landlord's Lien waiver satisfactory to it which in the aggregate exceed 15% of the total amount of inventory, and (ii) work in process) that is stored in a storage facility listed on
    SCHEDULE 6.11 and that in each case would be classified as inventory of a Restricted Company in accordance with GAAP and that is subject to a first and prior perfected Lien (except with respect to inventory stored in foreign locations) in favor of Administrative Agent for the benefit of Lenders to secure the Obligation and no other Liens except landlord's Liens which are subordinated to the Liens in favor of Administrative Agent upon terms satisfactory to Administrative Agent, minus the annual rent expense of Borrower at its warehouse located at 2075 Diplomat Drive, Dallas, Texas, until such time as the landlord at such location has subordinated its landlord Lien to the Liens in favor of Administrative Agent upon terms satisfactory to Administrative Agent. Eligible Inventory shall not include any Inventory which together with all other Inventory having the same part number has not been sold within two years of purchase. Any inventory that is at any time Eligible Inventory, but which subsequently fails to meet the foregoing requirements, shall cease to be Eligible Inventory, and from and after such date shall not constitute part of the Borrowing Base unless and until it shall again become Eligible Inventory but shall remain a portion of the Collateral.

            EMPLOYEE PLAN means any Pension Benefit Plan, any Welfare Benefit Plan, and any material employee benefit plan, policy, or arrangement (whether written or oral) established or maintained by any Company or to which any Company contributes or is required to contribute, including but not limited to stock option, bonus, management incentive, deferred compensation, and cafeteria plans, policies, or arrangements.

            ENVIRONMENTAL BUDGET means a consolidated budget for the Companies reflecting (a) a good faith estimate (including the basis or rationale for the estimate) of the amount and nature of any probable Environmental Liabilities known to any Company that are reasonably anticipated to result in expenditures by any Company in the applicable fiscal year or those that may result in future expenditures by any Company on the occurrence of any contingency, and (b) the amount of any reserves or other provisions for loss if such probable Environmental Liabilities result in actual expenditures by any Company.

            ENVIRONMENTAL INDEMNITY AGREEMENT means any contract or agreement (including without limitation, insurance policies) known to any Company pursuant to which any Company or Predecessor is (or may reasonably claim to be) entitled to receive reimbursement or other payment on account of any Environmental Liability, excluding, however, any contracts or agreements
    (x) in
    the nature of environmental consulting or engineering contracts and/or agreements for professional services, or (y) the terms of which preclude any Company or Predecessor from asserting a claim for reimbursement or other payment on account of any Environmental Liability.

            ENVIRONMENTAL LAW means any applicable Law that relates (a) to the pollution or protection of air, ground or surface water or soil, or human health, (b) to the manufacturing, processing, recycling, distribution, use, investigation, reporting, treatment, storage, disposal, transportation, or other handling of Hazardous Substances, or (c) to the Release or threatened Release of Hazardous Substances.

            ENVIRONMENTAL LIABILITY means any liability, loss, fine, penalty, charge, liens, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part, (I) under an Environmental Law from (a) the violation of any Environmental Law, (b) the Release or threatened Release of any Hazardous Substance, (c) removal, remedial, or other similar actions in response to the Release or threatened Release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, or
    (e) the imposition of injunctive relief or other orders, or (II) from personal injury, death, or property damage which occurs as a result of any Company's use, storage, handling, disposal, or the Release or threatened Release of a Hazardous Substance, in any case not already the subject of any reasonably adequate reserves or other provisions for loss, including without limitation, insurance policies.

            ENVIRONMENTALLY MATERIAL means any one or more circumstances or events which, individually or collectively, results in Environmental Liability in excess of $2,500,000.

            ENVIRONMENTAL PERMIT means any permit, license, or other authorization from any Tribunal that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

            ENVIRONMENTAL REPORT means any one or more environmental site assessments or investigations conducted at any time or from time to time concerning any Real Property and/or the operations of any Company, whether at the request of Required Lenders, upon the order or request of any Tribunal, or at the voluntary instigation of such Company.

            ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

            ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of the Borrower's controlled group or which is under common control with Borrower within the meaning of Section 414 of the Code.

            EXHIBIT means an exhibit to this Agreement unless otherwise specified.

            EXISTING CREDIT AGREEMENT is defined in SECTION 5.1(V).

            EXISTING LCS is defined in SECTION 2.4(K).

            FAA means the Federal Aviation Administration and any successor authority.

            FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, or, if such rates are not published for any day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

            FINANCIAL STATEMENTS means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared in accordance with GAAP, which profit and loss statements and statements of cash flow shall be in comparative form to the corresponding period of the preceding fiscal year and to the figures for the corresponding quarter in the budget furnished pursuant to SECTION 7.3(D), and which balance sheets and reconciliations of capital and surplus shall be in comparative form to the prior fiscal year-end figures.

            FIXED CHARGE COVERAGE RATIO means, on any date of determination, on a consolidated basis for Borrower and its consolidated Subsidiaries, for the four fiscal quarters ending on such date, the ratio of (a) EBITDA, minus income Taxes paid during such period, to (b) the sum of (i) Interest Expense for such period, plus (ii) scheduled principal payments on Debt for borrowed money and under Capital Leases for such period, plus (iii) cash dividends paid during such period.

            FUNDED DEBT means (without duplication), for any Person, (a) the obligations in respect of Debt of such Person for money borrowed net of unamortized debt issuance costs, (b) all obligations of such Person under Capital Leases, (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (d) all obligations of the type referred to in CLAUSES (A) through (C) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise, and (e) all obligations of the type referred to in CLAUSES (A) through (D) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

            GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (except as set forth in SECTION 1.3) are applicable from time to time.

            GUARANTY means a guaranty in substantially the form and upon the terms of EXHIBIT B (as the same may hereafter be amended, modified, supplemented or restated from time to time).

            HAZARDOUS SUBSTANCE means (a) any substance as to which investigation, removal, remediation, or other response is required under any Environmental Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, or (e) polychlorinated biphenyls.

            INCUMBENT BOARD is defined in SECTION 8.7.

            INTEREST EXPENSE means for any period of calculation thereof, all interest (whether accrued as a liability and payable in cash or imputed) on Debt during such period (including, without limitation, (a) imputed interest on Capital Lease obligations, and (b) costs associated with Rate Protection Agreements that are expensed as interest in accordance with GAAP, less any payments under Rate Protection Agreements which in accordance with GAAP are treated as interest income), but excluding amortization of debt issuance costs, and without deduction for interest income received in respect of the Airmotive Note.

            INTEREST PERIOD is determined in accordance with SECTION 3.8.

            LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Tribunal as enacted, promulgated, or amended from time to time.

            LC means an Existing LC or a letter of credit issued by LC Fronting Bank under this Agreement pursuant to an LC Agreement.

            LC AGREEMENT means an application for an LC and the related reimbursement agreement in the forms customarily used by LC Fronting Bank submitted by Borrower to Administrative Agent and LC Fronting Bank for an LC for its own account (whether issued on its behalf or on behalf of any of the Companies); provided that, each such LC Agreement shall specifically provide that in the event of a conflict between the terms of such LC Agreement and the Loan Documents, the Loan Documents shall be controlling.

            LC EXPOSURE means, without duplication, the sum of (a) the aggregate amount remaining to be drawn on all uncancelled LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings or drafts under any LC. For the purpose of calculating the Dollar equivalent of the LC Exposure in connection with maximum amount available under the Revolving Credit Facility and the LC Subfacility, the LC Fronting Bank shall determine the Dollar equivalent of any LC issued or applied for on the date such a determination of availability is required.

            LC FRONTING BANK means NationsBank of Texas, N.A. as the issuer of LCs pursuant to SECTION 2.4 hereof, and its successor or successors as LC Fronting Bank under this Agreement pursuant to SECTION 10.11.

            LC SUBFACILITY means a subfacility of the Revolving Credit Facility for the issuance of LCs as described in and subject to the limitations of
    SECTION 2.4.

            LENDERS means the financial institutions named on SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, delivered by Administrative Agent pursuant to this Agreement, and, subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement.

            LIBOR RATE means with respect to a LIBOR Rate Loan for the relevant Interest Period, the per annum rate of interest (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing
    (a) the rate appearing on Telerate Page 3750 (or any successor page), or, if not available, appearing on the Reuters Screen LIBO Page (if more than one rate, then the average of such rates) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two
    (2) Business Days prior to the first day of the applicable Interest Period in an amount comparable to the amount of the relevant LIBOR Rate Loans and having a maturity comparable to the applicable Interest Period; by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

            LIBOR RATE LOAN means a Loan bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

            LIEN means any lien (including statutory liens), mortgage, security interest, pledge, collateral assignment, charge, title retention agreement, or other encumbrance of any kind.

            LITIGATION means any action by or before any Tribunal.

            LOAN means any amount loaned by one or more Lenders to Borrower under the Loan Documents (whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC) under the Term Loan or the Revolving Credit Facility (including the LC Subfacility).

            LOAN DOCUMENTS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) all agreements, documents, or instruments executed by any of the Companies in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) and delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, including, without limitation, the Notes, the Guaranties, the Security Documents, all LCs, including, without limitation, all Existing LCs, and all LC Agreements, and
    (c) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing made in accordance with the terms of any of the foregoing.

            MAJORITY LENDERS means, on any date of determination, any combination of Lenders who collectively hold more than 50% of the sum of
    (a) the aggregate Committed Sums under the Revolving Credit Facility and
    (b) the Principal Debt under the Term Loan outstanding as of such date.

            MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, results in any (a) material and adverse effect on the business, properties, condition (financial or otherwise of) or results of operations of, the Companies (excluding the Designated Subsidiaries), in each case considered as a whole, from that represented in the consolidated Financial Statements of the Companies for the period ended June 30, 1996, or (b) Default or Potential Default.

            MATERIAL AGREEMENT means, for any one of the Companies, any material written or oral agreement, contract, commitment, or understanding to which such Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject, and which is not cancelable by such Company upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Company to pay more than $2,500,000 during any 12-month period, excluding purchase orders for materials or inventory in the ordinary course of business.

            MAXIMUM AMOUNT is defined in SECTION 11.9.

            MAXIMUM RATE is defined in SECTION 11.9.

            MORTGAGE means each mortgage, deed of trust or other similar instrument encumbering the properties of any Company, now or hereafter executed by any Company in favor of Administrative Agent for the benefit of Lenders and LC Fronting Bank (as the same may hereafter be amended, modified, supplemented or restated from time to time).

            MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate (i) is making, or has made, or has an obligation to make contributions, or (ii) is accruing, or has accrued, an obligation to make contributions.

            NONEXCLUDED TAXES is defined in SECTION 3.18(A).

            NOTES means, at the time of any determination thereof, all outstanding and unpaid Term Notes and Revolving Credit Notes.

            NOTICE OF BORROWING is defined in SECTION 2.3(A).

            NOTICE OF CONVERSION is defined in SECTION 3.9.

            NOTICE OF LC is defined in SECTION 2.4(A).

            OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, LC Fronting Bank, Documentation Agent, Syndication Agent or any Lender by any Company arising from, by virtue of, or pursuant to, (a) any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents, or (b) any Rate Protection Agreement with a Lender.

            OTHER TAXES is defined in SECTION 3.18(B).

            OECD means the Organization for Economic Cooperation and Development.

            PARTICIPANT is defined in SECTION 11.14(B).

            PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

            PENSION BENEFIT PLAN means any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA established or maintained by any Company or to which any Company contributes or is required to contribute.

            PERMITTED DEBT means Debt described in SECTION 7.13.

            PERMITTED LIENS means Liens described in SUBSECTIONS (I) through
    (IX) of SECTION 7.14.

            PERSON means any individual, entity, or Tribunal.

            PLEDGE AGREEMENT means a pledge agreement in substantially the form and upon the terms of EXHIBIT C-1 (for Borrower) or EXHIBIT C-2 (for any Subsidiary of Borrower) (as the same may hereafter be amended, modified, supplemented or restated from time to time).

            POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance described in SECTION 8 hereof which, with the giving of notice under SECTION 8 hereof or lapse of time provided in SECTION 8 hereof or both, would become a Default.

            PREDECESSOR means any corporation or other person or entity for whose obligations and liabilities any Company may be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

            PRINCIPAL DEBT means, at the time of any determination thereof, the aggregate unpaid principal balance of all Loans and all unreimbursed payments pursuant to LCs.

            PRO RATA and PRO RATA PART means, at the time of any determination thereof (a) for any Lender in respect of the Term Loan or the Revolving Credit Facility, respectively, the proportion that the Principal Debt owed to it thereunder bears to the aggregate Term Principal Debt or Revolving Credit Principal Debt owed to all Lenders thereunder, as the case may be, and (b) for any Lender in respect of the total facilities hereunder, including without limitation for purposes of SECTION 10, the proportion that the aggregate Principal Debt owed to it under this Agreement bears to the Principal Debt owed to all Lenders hereunder.

            PURCHASER is defined in SECTION 11.14(C).

            RATE PROTECTION AGREEMENT means a swap, collar, floor, cap, foreign exchange agreement, or other contract entered into by Borrower with any Lender or another Person reasonably acceptable to Administrative Agent under the Laws of a jurisdiction in which such contracts are legal and enforceable, which is intended to reduce or eliminate the risk of fluctuations in interest rates applicable to Loans under this Agreement.

            REAL PROPERTY means any land, buildings, fixtures, and other improvements to land now or hereafter directly or indirectly owned by any Restricted Company or leased to or otherwise operated by any Restricted Company.

            RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, or other movement into the air, ground or surface water, or soil.

            REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

            REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

            REQUIRED LENDERS means, on any date of determination, any combination of Lenders who collectively hold at least 66.67% of the sum of
    (a) the aggregate Committed Sums under the Revolving Credit Facility and
    (b) the Principal Debt under the Term Loan outstanding as of such date.

            RESERVE REQUIREMENT means, with respect to any LIBOR Rate Loan for the relevant Interest Period, the reserve percentage applicable for determining the maximum reserve requirement (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System in respect of eurocurrency fundings or liabilities with a term equal to such Interest Period.

            RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, vice president, treasurer or controller of Borrower.

            RESTRICTED COMPANIES, at the time of any determination thereof, shall mean Borrower and each of its Subsidiaries organized under the Laws of the United States.

            REVOLVING CREDIT COMMITMENT USAGE means, at the time of any determination thereof, without duplication, the sum of (a) the aggregate Principal Debt outstanding under the Revolving Credit Facility, plus (b) the LC Exposure.

            REVOLVING CREDIT FACILITY means the credit facility (the Principal Debt of which when added to the aggregate amount remaining to be drawn on all uncancelled LCs may never exceed the aggregate of $50,000,000, as such amount is subject to reduction and cancellation in accordance with this Agreement) described in and subject to the limitations of SECTION 2.2(A).

            REVOLVING CREDIT NOTE means a promissory note in substantially the form of EXHIBIT A-2, and all renewals, extensions, amendments and replacements of all or any part thereof.

            REVOLVING CREDIT PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Revolving Credit Facility.

            REVOLVING CREDIT TERMINATION DATE means the earlier of (a) September 30, 2001, or (b) the effective date that Lenders' commitments to lend under this Agreement are otherwise cancelled or terminated in accordance with this Agreement.

            RIGHTS means rights, remedies, powers, privileges, and benefits.

            RYDER means Ryder System, Inc.

            RYDER ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Ryder's controlled group or which is under common control with Ryder within the meaning of Section 414 of the Code.

            SCHEDULE means a schedule attached to this Agreement unless specified otherwise.

            SECURITY DOCUMENTS means the Pledge Agreements, Borrower Security Agreement, Subsidiary Security Agreements, the Mortgages and any collateral account agreement delivered pursuant to SECTION 3.4(D) or otherwise.

            SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

            SUBSIDIARY of any Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person; when no Person is specified, SUBSIDIARY and SUBSIDIARIES shall mean those of Borrower.

            SUBSIDIARY SECURITY AGREEMENT means a security agreement in substantially the form and upon the terms of EXHIBIT D-2.

            SYNDICATION AGENT means NationsBanc Capital Markets, Inc., and its successors, as Syndication Agent under this Agreement.

            TANGIBLE NET WORTH means Borrower's net worth as determined in accordance with GAAP minus goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges, and all similar assets that would be classified as intangible assets.

            TAX TRANSFEREE is defined in SECTION 3.18(A).

            TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

            TERM NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals, extensions, amendments and replacements of all or any part thereof.

            TERM PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Term Loan.

            TERM LOAN means the loan originally in the amount of $50,000,000, described in and subject to the limitations of SECTION 2.1(A).

            TOTAL COMMITMENT means, on any date of determination the sum of all Committed Sums for all Lenders in respect of the Term Loan and the Revolving Credit Facility (as any such facility may have been reduced or cancelled as provided in this Agreement) then in effect.

            TRIBUNAL means any (a) local, state, commonwealth, federal or foreign judicial, executive, or legislative instrumentality, or any agency, authority, commission, or board thereof, including, without limitation, any aviation authority, (b) private arbitration board or panel, or (c) central bank.

            TYPE means any type of Loan determined with respect to the interest option applicable thereto.

            VOTING STOCK shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            WELFARE BENEFIT PLAN means any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA established or maintained by any Company or to which any Company contributes or is required to contribute.

            1.2 Number and Gender of Words. Whenever in any Loan Document the singular number is used, the same shall include the plural where appropriate and vice versa, and words of any gender shall include each other gender where appropriate.

            1.3 Accounting Principles. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP as in effect on December 31, 1995, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied in the consolidated Financial Statements for the Companies for the twelve months ended December 31, 1995; provided that the Financial Statements required to be delivered pursuant to SECTION 7.3(A) and (B) shall be prepared in accordance with GAAP as in effect from time to time. If a change occurs in GAAP, the Compliance Certificate and Borrowing Base Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the current Financial Statements, based on the then current GAAP, to the corresponding financial items based on GAAP as used in the Financial Statements for the twelve months ended December 31, 1995, so as to demonstrate how such financial covenant compliance was derived from the current Financial Statements; provided, however, that Administrative Agent, Documentation Agent, Lenders and Borrower will thereafter negotiate in good faith to revise any affected covenants to make such covenants consistent with the prior covenants and GAAP, as then in effect, and, after any such revision as shall be agreed to by Borrower and Majority Lenders, this Agreement will be construed in accordance with GAAP, as then in effect.


    SECTION 2        AMOUNTS AND TERMS OF THE LOAN FACILITIES.

            2.1      Term Loan.

                     (a) Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender that has a Committed Sum under the Term Loan severally and not jointly agrees to lend to Borrower in a single advance on the initial Borrowing Date such Lender's Commitment Percentage of the Loans under the Term Loan made on the initial Borrowing Date.

                     (b) Loans under the Term Loan shall, at the option of Borrower, bear interest at (i) the Base Rate plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin.

            2.2      Revolving Credit Facility.

                     (a) Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender that has a Committed Sum under the Revolving Credit Facility severally and not jointly agrees to lend to Borrower such Lender's Commitment Percentage of one or more Loans under the Revolving Credit Facility, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided that (i) each such Loan must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Credit Termination Date; (ii) each such Loan shall be in an amount not less than $1,000,000 or a greater integral multiple of $1,000,000 or, if such Loan is made pursuant to SECTION 2.4(E), in the amount of the drawing under the LC giving rise to the deemed Notice of Borrowing; and (iii) on any date of determination, the Revolving Credit Commitment Usage shall never exceed the lesser of
            (x) $50,000,000 (as such amount is subject to reduction and cancellation in accordance with this Agreement) or (y) the Borrowing Base.

                     (b) Loans under the Revolving Credit Facility shall, at the option of Borrower, bear interest at (i) the Base Rate plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin.

            2.3 Borrowing Procedure. The following procedures apply to Loans.

                     (a) Each Loan (other than a Loan pursuant to SECTION 2.4(E)) shall be made on Borrower's notice (a "NOTICE OF BORROWING", substantially in the form of EXHIBIT E-1) to Administrative Agent requesting that Lenders fund a Loan on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall state if it is for a Loan under the Term Loan or the Revolving Credit Facility, (iii) shall specify the Borrowing Date, amount, Type, and (for a Loan comprised of LIBOR Rate Loans) Interest Period, and (iv) must be received by Administrative Agent no later than 10:00 a.m. (Dallas, Texas time) on the third Business Day preceding the Borrowing Date for any LIBOR Rate Loan or on the Borrowing Date for any Base Rate Loan. Administrative Agent shall promptly notify each Lender with respect to each Notice of Borrowing.

                     (b) Each Lender shall remit its Commitment Percentage for the relevant facility of each requested Loan to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 12:00 Noon (Dallas, Texas time) on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account with Administrative Agent, which account shall be designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Commitment Percentage of the applicable Loan, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii), if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Loan during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make available its Commitment Percentage of any Loan, but the failure of any Lender to make available its Commitment Percentage of any Loan shall not relieve any other Lender from its obligation to do so.

            2.4      LC Subfacility.

                     (a) Subject to the terms and conditions of this Agreement and applicable Law, LC Fronting Bank agrees to issue LCs on behalf of Lenders that have a Committed Sum under the Revolving Credit Facility, upon Borrower's application therefor by delivering to Administrative Agent and LC Fronting Bank a properly completed notice (a "NOTICE OF LC," substantially in the form of EXHIBIT E-3) and an LC Agreement with respect thereto no later than 10:00 a.m. (Dallas, Texas time) three (3) Business Days before such LC is to be issued; provided that (i) on any date of determination, as determined by Administrative Agent, the Revolving Credit Commitment Usage shall never exceed the lesser of the Borrowing Base or $50,000,000 (as such amount is subject to reduction and cancellation in accordance with this Agreement), (ii) on any date of determination, the LC Exposure shall never exceed $20,000,000; and (iii) each LC must expire no later than the earlier of 18 months after the date of its issuance or August 31, 2001; provided that each LC may be automatically renewed for successive twelve month periods (but no renewal period may extend beyond August 31, 2001) unless LC Fronting Bank shall have given prior notice to the applicable beneficiary of its election not to extend such LC. Administrative Agent shall promptly notify each Lender with respect to each Notice of LC. LC Fronting Bank agrees to deliver notification of the issuance of an LC delivered hereunder to the beneficiary of such LC promptly upon its issuance. LC Fronting Bank will use its reasonable best efforts, but is not required, to issue LCs in a currency other than Dollars. For purposes of calculating the Dollar equivalent of any LC issued in a currency other than Dollars, LC Fronting Bank shall determine the Dollar equivalent of the amount of such LC on the date of issuance and shall determine the Dollar equivalent of any draft paid by LC Fronting Bank in a currency other than Dollars on the date of payment, in each case based on the quoted spot exchange rate as determined by LC Fronting Bank. Any payment by Borrower and any funding by Lenders in respect of any LC issued in a currency other than Dollars shall be made in the Dollar equivalent.

                     (b) Immediately upon the issuance by LC Fronting Bank of any LC, LC Fronting Bank shall be deemed to have sold and transferred to each other Lender that has a Committed Sum under the Revolving Credit Facility, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from LC Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage under the Revolving Credit Facility, in such LC and all Rights of LC Fronting Bank in respect thereof (other than Rights to receive certain fees provided for in SECTION 2.4(C)). Upon issuance or renewal or extension of an LC, LC Fronting Bank shall provide a copy to Administrative Agent, and Administrative Agent shall provide copies of such LC to each other Lender.

                     (c) In order to induce LC Fronting Bank to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse LC Fronting Bank (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by LC Fronting Bank, and (ii) promptly, upon demand, the amount of any fees in addition to the fees described in SECTION 4.6, that LC Fronting Bank customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit. Subject to the proviso at the end of SECTION 2.4(D), Borrower's obligations under this SECTION 2.4(C) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against LC Fronting Bank or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (1) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (2) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), LC Fronting Bank, Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (3) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (4) the occurrence of any Potential Default or Default. Administrative Agent shall promptly distribute such payments received from Borrower to LC Fronting Bank or, in the case of a funding by Lenders pursuant to SECTION 2.4(E), to all Lenders according to their Pro Rata Part of the Revolving Credit Facility. Interest on any amounts remaining unpaid by Borrower under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent on demand at the Default Rate unless paid in full with the proceeds of a Loan advanced pursuant to SECTION 2.4(E).

                     (d) If any draft shall be presented for honor under any LC, LC Fronting Bank shall promptly notify Administrative Agent and Borrower of the date and amount of such draft; provided that failure to give any such notice shall not affect the obligations of Borrower hereunder. LC Fronting Bank shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and LC Fronting Bank shall not be liable for any obligation of any Person thereunder). LC Fronting Bank and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; provided that, nothing in this SECTION 2.4 shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or willful misconduct of LC Fronting Bank, Administrative Agent or any Lender.

                     (e) If Borrower is obligated to reimburse LC Fronting Bank as provided in SECTION 2.4(C), LC Fronting Bank shall promptly notify Administrative Agent, and Administrative Agent shall promptly notify each Lender that has a Committed Sum under the Revolving Credit Facility of such reimbursement obligation, of the date and amount of the drawing, and of such Lender's Commitment Percentage under the Revolving Credit Facility thereof. Unless Borrower shall have notified LC Fronting Bank prior to 10:00 a.m. (Dallas, Texas time) on the date of such drawing that Borrower intends to reimburse LC Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, Borrower shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting such Lenders to make Loans under the Revolving Credit Facility on the date on which such drawing is honored in an amount equal to the amount of such drawing, and, subject to satisfaction or waiver of the conditions specified in
            SECTION 5.2, each Lender shall, on the date of such drawing, make available its Commitment Percentage of Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse LC Fronting Bank for the amount of such drawing; provided that if for any reason proceeds of Loans are not received by LC Fronting Bank on such date in an amount equal to the amount of such drawing, Borrower shall reimburse LC Fronting Bank on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, as shall be so received, plus accrued interest on such amount at the per annum rate of the sum of the Base Rate plus the Applicable Margin. If Borrower fails to reimburse LC Fronting Bank as provided in SECTION 2.4(C) or the preceding sentence for any reason whatsoever (including, without limitation, the failure to satisfy any condition precedent set forth in SECTION 5.2), LC Fronting Bank shall promptly notify Administrative Agent and Administrative Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's Commitment Percentage (and amount) of the unreimbursed amount. Each such Lender shall promptly and unconditionally make available to Administrative Agent for the account of LC Fronting Bank, in immediately available funds such Lender's Commitment Percentage of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given prior to 12:00 Noon, Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 12:00 Noon, Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by LC Fronting Bank to (but not including) the date such amount is paid by such Lender to Administrative Agent for the account of LC Fronting Bank. Borrower agrees that any Lender making payments to Administrative Agent for the account of LC Fronting Bank may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such amount as fully as if such Lender were the direct creditor of Borrower in such amount. The obligations of such Lenders to make payments to Administrative Agent for the account of LC Fronting Bank with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or willful misconduct of LC Fronting Bank) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, LC Fronting Bank, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

                     (f) Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, Borrower agrees to return it to LC Fronting Bank together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to LC Fronting Bank and return of such LC to LC Fronting Bank.

            BORROWER HEREBY AGREES THAT IF LC FRONTING BANK BECOMES INVOLVED IN ANY DISPUTE AS A RESULT OF BORROWER'S CANCELLATION OF ANY LC, IT SHALL INDEMNIFY LC FRONTING BANK FOR ALL LOSSES, COSTS, DAMAGES, EXPENSES, AND ATTORNEYS' FEES SUFFERED OR INCURRED BY LC FRONTING BANK AS A RESULT THEREOF.

                     (g) LC Fronting Bank agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draw under any LC, LC Fronting Bank shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. LC Fronting Bank, Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by LC Fronting Bank or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as LC Fronting Bank or any of its Representatives may deem applicable and in accordance with the LC Agreement covering such LC, shall be binding upon the Companies and Lenders and shall not place LC Fronting Bank or any of its Representatives under any resulting liability to any Company or any Lender. Any action taken or omitted to be taken by LC Fronting Bank under or in connection with any LC if taken or omitted in the absence of gross negligence or willful misconduct shall not create for LC Fronting Bank any resulting liability to any Lender or any Company.

                     (h) On the Revolving Credit Termination Date or upon demand by Administrative Agent upon the occurrence and continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in an amount equal to 102% of the LC Exposure existing on such date.

                     (i) IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER AND EACH RESTRICTED COMPANY ON WHOSE BEHALF A LC IS ISSUED HEREBY JOINTLY AND SEVERALLY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE LC FRONTING BANK, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH LC FRONTING BANK, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (I) THE ISSUANCE OF ANY LC OR (II) THE FAILURE OF LC FRONTING BANK TO HONOR A DRAFT UNDER SUCH LC AS

            A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE TRIBUNAL; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY LC FRONTING BANK, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY.

                     (j) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

                     (k) SCHEDULE 2.4 contains a description of Existing LCs issued by The First National Bank of Boston prior to September 26, 1996, for the account of Borrower. The First National Bank of Boston shall, with respect to the Existing LCs, constitute an "LC Fronting Bank" for all purposes of this Agreement and any Existing LC shall constitute an LC for all purposes of this Agreement. Each such Existing LC shall, for purposes of SECTION 2.4(B) and SECTION 4.6, be deemed issued on the date of this Agreement. Except as modified by the provisions of this SECTION 2.4(K), the provisions of the LC Agreements shall continue to apply to the Existing LCs. The First National Bank of Boston as LC Fronting Bank for the Existing LCs shall be entitled to all fees due to the LC Fronting Bank with respect to the Existing LCs.

            2.5 Termination or Reduction of Revolving Credit Commitment. Upon giving not less than three (3) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part, without premium or penalty, the unused portion of the aggregate Committed Sums under the Revolving Credit Facility; provided that each partial termination shall be in an amount of not less than $5,000,000 (or, if less, the remaining Committed Sums under the Revolving Credit Facility) or a greater integral multiple of $1,000,000, and shall be Pro Rata as a reduction of the Committed Sums of all Lenders that have Committed Sums under the Revolving Credit Facility. Each such termination shall be permanent and not subject to reinstatement.


    SECTION 3        TERMS OF PAYMENT.

            3.1      Notes and Payments.

                     (a) The Term Principal Debt shall be evidenced by the Term Notes, one payable to each Lender that has a Committed Sum under the Term Loan in the stated principal amount of its Committed Sum for the Term Loan. Revolving Credit Principal Debt shall be evidenced by the Revolving Credit Notes, one payable to each Lender that has a Committed

            Sum under the Revolving Credit Facility in the stated amount of its Committed Sum for the Revolving Credit Facility.

                     (b) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas, Texas, in immediately available funds by 1:00 p.m. (Dallas, Texas time) on the day due. Payments made after 1:00 p.m. (Dallas, Texas time) shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment or prepayment is received by Administrative Agent prior to 1:00 p.m. (Dallas, Texas time) and otherwise before 1:00 p.m. (Dallas, Texas time) on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

            3.2      Interest and Principal Payments and Commitment Reductions.

                     (a) Interest on each LIBOR Rate Loan shall be due and payable as it accrues on the last day of its respective Interest Period, and in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and on the Revolving Credit Termination Date. Interest on each Base Rate Loan shall be due and payable as it accrues on the last day of each calendar quarter, commencing December 31, 1996, and on the Revolving Credit Termination Date.

                     (b) The Term Principal Debt shall be payable in principal installments in the following amounts on the following dates:

 Payment Amount                       Payment Date
 --------------                       ------------
 $1,000,000                           September 30 and December 31, 1997

 $2,000,000                           March 31, June 30, September 30 and
                                      December 31, 1998

 $3,000,000                           March 31, June 30, September 30 and
                                      December 31, 1999

 $3,250,000                           March 31, June 30, September 30, and
                                      December 31, 2000

 $5,000,000                           March 31 and June 30, 2001

 Balance of Principal Debt            September 30, 2001

            3.3 Voluntary Prepayments. After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty except as set forth below; provided that (i) such notice must be received by Administrative Agent by 1:00 p.m. (Dallas, Texas time) on (A) the third Business Day preceding the date of prepayment of a LIBOR Rate Loan, and (B) one (1) Business Day preceding the date of prepayment of a Base Rate Loan; (ii) each such partial prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $1,000,000 thereof; (iii) all accrued interest on the amount of the Obligation prepaid must also be paid in full, to the date of such prepayment; and (iv) Borrower may not prepay any LIBOR Rate Loan prior to the end of the applicable Interest Period unless on the date of such prepayment Borrower shall pay the related Consequential Loss, if any. Each notice of prepayment shall specify the prepayment date, the facility hereunder being prepaid, the Type of Loan(s) and amount(s) of such Loan(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.
    All voluntary prepayments on Term Principal Debt shall be applied to remaining principal of the Term Principal Debt in the inverse order of maturity. Voluntary prepayments of the Revolving Credit Facility Principal Debt may be reborrowed subject to the terms and conditions of the Loan Documents.

            3.4      Mandatory Prepayments.

                     (a) On any date of determination if the Revolving Credit Commitment Usage exceeds the lesser of (i) the aggregate of Lenders' Committed Sums under the Revolving Credit Facility or (ii) the Borrowing Base, then Borrower shall make a mandatory prepayment of the Principal Debt under the Revolving Credit Facility in at least the amount of such excess, together with (A) all accrued and unpaid interest on the principal amount so prepaid and (B) any Consequential Loss arising as a result thereof.

                     (b) On each date Borrower issues any equity securities, except issuances resulting from the exercise of employee stock options, Borrower shall make a mandatory prepayment on the Obligation in an amount equal to 75% of the cash proceeds of any such equity issuances net of all ordinary reasonable legal expenses, commissions and other fees and expenses paid or to be paid to Persons not Affiliates of the Company and all Taxes assessed in connection therewith. All such proceeds shall be applied to the remaining installments of the Term Loan in the inverse order of maturity and then to reduce the Revolving Credit Principal Debt and the Total Commitments under the Revolving Credit Facility. At such time Borrower shall also prepay all accrued and unpaid interest on the principal amount so prepaid and any Consequential Loss arising as a result thereof.

                     (c)     On each date Borrower issues any Debt permitted by
            SECTION 7.13(L), Borrower shall make a mandatory prepayment on the Obligation in an amount equal to 100% of the cash proceeds of any such Debt issuances net of all ordinary reasonable legal expenses, commissions and other fees and expenses paid or to be paid to Persons not Affiliates of the Company and all Taxes assessed in connection therewith. All such proceeds shall be applied to the remaining installments of the Term Loan in the inverse order of maturity and then to reduce the Revolving Credit Principal Debt and the Total Commitments under the Revolving Credit Facility. At such time Borrower shall also prepay all accrued and unpaid interest on the principal amount so prepaid and any Consequential Loss arising as a result thereof.

                     (d) To the extent that any prepayment is required under this SECTION 3.4 which will require Borrower to make a prepayment of any Loan other than on the last day of the applicable Interest Period, Borrower may, at its option, place such amount as cash Collateral for the Obligation in an account with Administrative Agent pursuant to the terms of an agreement in the form of EXHIBIT F.

            3.5 Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer or employee of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

            3.6 Default Rate. At the option of Required Lenders and to the extent permitted by Law, upon the occurrence and during the continuance of a Default in the payment of any Principal Debt or interest thereon, all Principal Debt and accrued interest thereon and any other amount due or becoming due hereunder shall bear interest at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

            3.7      Interest Calculations; Determination of Rates.

                     (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days, in the case of a LIBOR Rate Loan, or 365 days, in the case of a Base Rate Loan (unless based on the Federal Funds Rate in which case it shall be computed as if each calendar year consisted of 360 days). All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                     (b) The provisions of this Agreement relating to calculation of the Base Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

                     (c) Each change in the Base Rate will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

            3.8 Interest Periods. When Borrower requests any LIBOR Rate Loan, such Loan shall be elected for an interest period (each an "INTEREST PERIOD") which shall be a period of one, two, three or six months; provided, however, (a) the initial Interest Period for a LIBOR Rate Loan shall commence on the date of such Loan (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a LIBOR Rate Loan begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date for such portion of the Principal Debt; and (d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

            3.9 Conversions/Continuations. Borrower may (a) convert a Base Rate Loan or portion thereof at any time to a LIBOR Rate Loan, or (b) elect a new Interest Period (in the case of a LIBOR Rate Loan), by giving notice (a "NOTICE OF CONVERSION", substantially in the form of EXHIBIT E-2) of such intent no later than 10:00 a.m. (Dallas, Texas time) on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be, in the case of a conversion to a LIBOR Rate Loan or an election of a new Interest Period; provided that, the principal amount converted to, or continued as, a LIBOR Rate Loan shall be in an amount not less than $1,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall promptly notify each Lender with respect to each Notice of Conversion. Absent Borrower's timely notice of conversion or election of a new Interest Period as provided herein, a LIBOR Rate Loan shall be deemed converted to a Base Rate Loan effective as of the expiration of the Interest Period applicable thereto.

            3.10     Order of Application.

                     (a) Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; provided that if no order is specified and no Default in the payment of Principal Debt or interest thereon has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as Borrower may direct, or, if Borrower shall fail to give directions, in the following order:
            (i) to fees and expenses for which Administrative Agent, LC Fronting Bank, Syndication Agent, Documentation Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents; (ii) to accrued interest on the Principal Debt; (iii) to Principal Debt of the Revolving Credit Facility then due, if any, and then to Term Principal Debt then due and payable; (iv) to any reimbursement obligation with respect to any LC which is due and payable and which remains unfunded by any Loan under the Revolving Credit Facility; (v) to that portion of the Principal Debt outstanding under the Revolving Credit Facility (in an order that will minimize any Consequential Loss); (vi) to the remaining Principal Debt in such order as Required Lenders may elect (provided that Required Lenders will apply such amounts in an order that will minimize any Consequential Loss); and (vii) to the remaining Obligation.

                     (b) If a Default in the payment of Principal Debt or interest thereon has occurred and is continuing, subject to the provisions of this Agreement relating to application of payments, any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Administrative Agent, LC Fronting Bank, Syndication Agent, Documentation Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents; (ii) to accrued interest on the Principal Debt; (iii) to any reimbursement obligation with respect to any LC which is due and payable and which remains unfunded by any Loan under the Revolving Credit Facility; (iv) pro rata to the remaining outstanding Principal Debt under the Term Loan and the Revolving Credit Facility; (v) to the remaining Obligation in the order and manner Required Lenders deem appropriate; and (vi) as a deposit with Administrative Agent, for the benefit of Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any LC.

            3.11 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.12) on account of the Loans made by it or its participation in LCs which is in excess of its ratable share of payments on account of the Loans or LCs obtained by all Lenders entitled to share therein, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this section may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

            3.12 Offset. Upon the occurrence and during the continuance of a Default, each Lender and its Affiliates shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.11) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of any past due portion of the Obligation owed to such Lender.

            3.13     Booking Loans.

                     (a) To the extent permitted by Law, any Lender may make, carry, or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates, provided that no Affiliate shall be entitled to receive any greater payment under SECTIONS 3.15, 3.16 and 3.18 than the transferor Lender would have been entitled to receive with respect to such Loans.

                     (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of SECTIONS 3.15, 3.16 or
            3.18 with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this SECTION 3.13 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in SECTIONS 3.15, 3.16 or 3.18.

            3.14 Basis Unavailable or Inadequate for LIBOR Rate. If, on or before any date on which a LIBOR Rate is to be determined for a Loan, Administrative Agent determines that appropriate quotations are not being provided for the amount of the Loan or for the Interest Period requested or Required Lenders determine that the resulting rate does not accurately reflect the cost to Lenders of making, maintaining, or converting Loans at such rate for the applicable Interest Period, then Administrative Agent shall promptly give notice of such determination to Borrower and Lenders (and such determination shall be conclusive and binding on Borrower, absent manifest error) and such Loan shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Administrative Agent notifies Borrower that the circumstances giving rise to such condition no longer exist, Lenders' commitments hereunder to make or maintain, or to convert to, LIBOR Rate Loans shall be suspended and such Loans shall be made or maintained at the sum of the Base Rate plus the Applicable Margin. Subject to the terms and conditions of this Agreement, if Administrative Agent notifies Borrower that the circumstances giving rise to the suspension of Lenders' obligations to make or maintain LIBOR

    Rate Loans no longer exist, Borrower shall be entitled to request LIBOR Rate Loans and convert Base Rate Loans to LIBOR Rate Loans as if the provisions of this paragraph had never applied.

            3.15     Additional Costs.

                     (a) If, in respect of all or any portion of any LIBOR Rate Loan owed to any Lender (i) any change in present Law or any future Law shall impose, modify, or deem applicable, or compliance by such Lender with any requirement (whether or not having the force of Law) of any Tribunal shall result in, any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, special, or other reserves) be maintained, and (ii) any of the same results in a reduction in any sums receivable by such Lender hereunder or an increase in the costs incurred by such Lender in advancing or maintaining any portion of any LIBOR Rate Loan, then such Lender (through Administrative Agent) shall notify Borrower upon becoming aware of same and deliver to Borrower a certificate setting forth in reasonable detail the amount necessary to compensate such Lender for such reduction or such increase (which certificate shall be conclusive and binding as to such amount, absent manifest error), and Borrower shall pay such amount to Administrative Agent (for the account of such Lender) within ten (10) Business Days after demand therefor.

                     (b) If with respect to all or any portion of any Loan or any LC, any change in present Law or any future Law regarding capital adequacy or compliance by LC Fronting Bank (as issuer of LCs) or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy (whether or not having the force of Law), shall result in a reduction in the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved, taking into consideration its policies with respect to capital adequacy (and it may, in determining such amount, utilize such assumptions and allocations of costs and expenses as it shall deem reasonable and may use any reasonable averaging or attribution method), then (unless the effect of such event is already reflected in the rate of interest then applicable hereunder) LC Fronting Bank or such Lender (through Administrative Agent) shall notify Borrower upon becoming aware of same and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate Administrative Agent or such Lender therefor, which certificate shall be conclusive and binding absent manifest error, and Borrower shall pay such amount to Administrative Agent (for the account of LC Fronting Bank or such Lender) within ten (10) Business Days after demand therefor.

            3.16 Change in Laws. If at any time any Law or the interpretation thereof by any Tribunal shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, or any central bank or other Tribunal to which any Lender is subject shall assert that it is unlawful to make or maintain LIBOR Rate Loans, then such Lender (through Administrative Agent) shall notify Borrower upon becoming aware of same, and (a) in respect of undisbursed funds, such Lender shall not be obligated to make any requested Loan which would be unlawful, and (b) in respect of any outstanding Loan

    (i) if maintaining such Loan until the last day of the Interest Period applicable thereto is unlawful, such Loan shall be converted to a Base Rate Loan as of the date of such notice, and Borrower shall pay any related Consequential Loss, or (ii) if not so prohibited by Law, such Loan shall be converted to a Base Rate Loan as of the last day of the Interest Period then applicable thereto, or (iii) if any such conversion will not resolve such unlawfulness, Borrower shall prepay promptly such LIBOR Rate Loan, without penalty, but with any related Consequential Loss.

            3.17 Consequential Loss. BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND SHALL PAY TO ADMINISTRATIVE AGENT (FOR THE ACCOUNT OF SUCH LENDER) WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR, THE AMOUNT OF ANY CONSEQUENTIAL LOSS OF SUCH LENDER. When any Lender demands that Borrower pay any Consequential Loss, such Lender shall deliver to Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error.

            3.18     Taxes.

                     (a) Subject to SUBSECTION 3.18(F), any and all payments by Borrower hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with SECTION 3, free and clear of and without deduction or withholding for any and all present or future Taxes, levies, imposts, duties, fees, assessments, deductions, charges or withholdings and all liabilities with respect thereto, excluding (i) Taxes imposed on its net income (including, without limitation, any Taxes imposed on branch profits) and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender is organized or any political subdivision thereof, (ii) Taxes imposed on its net income (including, without limitation, any Taxes imposed on branch profits), and franchise Taxes imposed on it, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof, (iii) any Taxes, levies, imposts, deductions, charges or withholdings that are in effect and that would apply to a payment to such Lender as of the Closing Date, (iv) if any Person acquires any interest in this Agreement or any Note pursuant to the provisions hereof, including without limitation a participation (whether or not by operation of law), or a foreign Lender changes the office in which the Loan is made, accounted for or booked (any such Person or such foreign Lender in that event being referred to as a "TAX TRANSFEREE"), any Taxes, levies, imposts, deductions, charges or withholdings to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be, and (v) Taxes which are otherwise included in any amounts otherwise payable by Borrower pursuant to any other provision of this Agreement (all such nonexcluded Taxes, levies, imposts, deductions, charges, withholdings and liabilities, excluding ITEMS
            (I) through (V) above, being hereinafter referred to as "NONEXCLUDED TAXES"). If Borrower shall be required by Law to deduct any Nonexcluded Taxes from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Nonexcluded Taxes such Lender or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
            (B) Borrower shall make such deductions, and (C) Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable Law.

                     (b) In addition, Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any excise or property Taxes, charges or similar levies that arise at any time and from time to time (i) from any payment made under any and all Loan Documents, or (ii) from the execution or delivery of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Administrative Agent or Lenders of their Rights under, any and all Loan Documents (hereinafter referred to as "OTHER TAXES").

                     (c) BORROWER WILL INDEMNIFY ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, EACH LENDER AND EACH TAX TRANSFEREE FOR THE FULL AMOUNT OF TAXES, AND WILL INDEMNIFY ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, EACH LENDER AND THE TAX TRANSFEREE FOR THE FULL AMOUNT OF OTHER TAXES PAID BY ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SUCH LENDER OR SUCH TAX TRANSFEREE, AS THE CASE MAY BE, AND ANY LIABILITY ARISING SOLELY THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES, OTHER TAXES OR OTHER ITEMS WERE CORRECTLY OR LEGALLY ASSERTED. PAYMENT OF THIS INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS FROM THE DATE ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SUCH LENDER OR SUCH TAX TRANSFEREE, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR.

                     (d) Within 30 days after the date that any Lender or any Tax Transferee receives a refund of any Taxes which are clearly identified to an amount for which it has been indemnified by Borrower pursuant to the provisions of SUBSECTION (C) preceding, such Lender or Tax Transferee, as the case may be, shall pay to Borrower such refund of Taxes along with any interest received with respect thereto.

                     (e) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (a) represents to Administrative Agent and Borrower that (i) under applicable Laws and treaties no Taxes will be required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to such Lender in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) or Form W-8, as applicable, and

            (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4224, Form 1001 or Form W-8 upon the expiration or obsolescence of any previously delivered form in accordance with applicable Laws, duly executed and completed by such Lender and
            (ii) comply from time to time with all applicable Laws with regard to such withholding tax exemption.

                     (f) The obligation of Borrower to pay the amounts described in this SECTION 3.18 to any Lender shall not apply:

                             (i) to any payment to a Lender hereunder if such Lender has failed to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans as required pursuant to SUBSECTION
                     (E) preceding), or Form W-8, as applicable, or

                             (ii) to any Tax imposed solely by reason of the failure by such Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Lender if such compliance is required by statute or regulation of any Tribunal as a precondition to relief or exemption from such Tax.

            3.19 Net Payments. All payments made by Borrower under this Agreement or under any Note will be made without setoff, counterclaim or other defense.


    SECTION 4        FEES.

            4.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this SECTION 4 (a) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (b) shall be payable in accordance with SECTION 3.1(B), (c) shall be non-refundable, (d) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (e) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

            4.2 Administrative Agent's Fee. Borrower shall pay to Administrative Agent, solely for its own account, the administrative agency fee described in a separate letter agreement between Borrower and Administrative Agent.

            4.3 Arrangement Fee. On the date of this Agreement, Borrower shall pay to Syndication Agent an arrangement fee described in a separate letter agreement between Borrower and Syndication Agent, and to Documentation Agent an arrangement fee described in a separate letter agreement among Borrower, Documentation Agent, and Morgan Guaranty Trust Company of New York.

            4.4 Facility Fee. On the date of this Agreement, (i) each Lender (other than NationsBank of Texas, N.A. and Morgan Guaranty Trust Company of New York) will be paid the facility fees previously agreed to be paid to such Lender, and (ii) NationsBank of Texas, N.A. and Morgan Guaranty Trust Company of New York will be paid the facility fees described in separate letter agreements with Borrower.

            4.5 Commitment Fee. Borrower shall pay to Administrative Agent, for the ratable account of Lenders having a Committed Sum under the Revolving Credit Facility, a commitment fee, payable in arrears on the last day of each calendar quarter (commencing December 31, 1996), and on the Revolving Credit Termination Date, equal to a rate per annum as set forth below, calculated on the amount by which (a) the aggregate Committed Sums under the Revolving Credit Facility exceed (b) the average daily Revolving Credit Commitment Usage, in each case during the calendar quarter (or portion thereof commencing on the initial Borrowing Date) preceding and including such due date; provided that, for the purposes of this SECTION 4.5, "RATABLE" shall mean, for any period of calculation, with respect to any such Lender, that proportion which (x) the average daily unused Committed Sum of such Lender under the Revolving Credit Facility during such period bears to (y) the aggregate amount of the average daily unused Committed Sums for all Lenders under the Revolving Credit Facility during such period. As of the Initial Borrowing Date, the commitment fee will be 0.45% until the fifth Business Day after delivery pursuant to SECTION 7.3(B) hereof of Borrower's quarterly Financial Statements and Compliance Certificate as of the last day of the fiscal quarter ending on or about June 30, 1997, unless such Financial Statements are not delivered timely in which event the highest Applicable Margin will be in effect from the required delivery date until such time as such Financial Statements and Compliance Certificate are actually delivered. Thereafter the commitment fee will be adjusted based on the ratio of Funded Debt to EBITDA determined as of the last day of the preceding fiscal quarter, as follows:


================================================================================
                Funded Debt to                          Applicable
                 EBITDA Ratio                         Commitment Fee
--------------------------------------------------------------------------------
      Greater than 4.00                                   0.50%
--------------------------------------------------------------------------------
      Less than or equal to 4.00 but
      greater than 3.50                                   0.45%
--------------------------------------------------------------------------------
      Less than or equal to 3.50 but
      greater than 3.00                                   0.375%
--------------------------------------------------------------------------------
      Less than or equal to 3.00 but
      greater than 2.25                                   0.35%
--------------------------------------------------------------------------------
      Less than or equal to 2.25 but
      greater than 1.50                                   0.30%
--------------------------------------------------------------------------------
      Less than or equal to 1.50                          0.25%
================================================================================


    The ratio of Funded Debt to EBITDA shall be determined as of the last day of the preceding fiscal quarter from the then most current quarterly or annual Financial Statements and related Compliance Certificate delivered by Borrower pursuant to SECTIONS 7.3(A) and 7.3(B) hereof. The adjustment, if any, to the commitment fee shall be effective commencing on the fifth Business Day after delivery of Financial Statements (and the related Compliance Certificate) containing the Funded Debt to EBITDA ratio. If Borrower fails at any time to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 7.3(A) and (B) hereof, then the highest commitment fee will be in effect from the required delivery date until such time as such Financial Statements and Compliance Certificates are actually delivered.

            4.6 LC Fees. Borrower shall pay to Administrative Agent for distribution to LC Fronting Bank a fee for each LC equal to 0.125% per annum calculated on the amount of such LC remaining to be drawn. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders having a Committed Sum under the Revolving Credit Facility in accordance with their respective Commitment Percentages under the Revolving Credit Facility, a fee for each LC equal to the product of (i) the Applicable Margin on such date for LIBOR Rate Loans (applied on a per annum basis) multiplied by (ii) the amount of such LC remaining to be drawn based on the number of days elapsed for any period of calculation. Such fees shall be payable quarterly in arrears on the last day of each calendar quarter, for the period from the issue date for the applicable LC to the next quarterly payment date, and thereafter on the last day of each calendar quarter to and including the stated expiry date.


    SECTION 5        CONDITIONS PRECEDENT.

            5.1 Conditions Precedent to Initial Loan. Lenders will not be obligated to fund the initial Loan and LC Fronting Bank will not be obligated to issue any LC, unless Administrative Agent has received (with sufficient copies for the Lenders) all of the following in form and substance satisfactory to (unless otherwise specified) Administrative Agent and Documentation Agent (unless otherwise indicated, all documents shall be dated as of the date of this Agreement):

                     (a) Notes. For each Lender with a Committed Sum under the Term Loan, a Term Note in the form of EXHIBIT A-1; and for each Lender with a Committed Sum under the Revolving Credit Facility, a Revolving Credit Note in the form of EXHIBIT A-2; as contemplated in SECTION 3.1(A).

                     (b) Pledge Agreements. A Pledge Agreement, in the form of EXHIBIT C-1, executed by Borrower and in the form of EXHIBIT C-2 executed by each Subsidiary organized under the Laws of the United States that owns equity interests in any Subsidiary, covering the stock or other equity interest of all direct Subsidiaries of Borrower or such Subsidiary, as applicable, except foreign Subsidiaries, together with stock certificates evidencing the stock pledged thereunder and blank stock powers for such certificates.

                     (c) Borrower Security Agreement. The Borrower Security Agreement, in the form of EXHIBIT D-1, executed by Borrower.

                     (d) Subsidiary Security Agreements. A Security Agreement, in the form of EXHIBIT D-2, executed by each Subsidiary of Borrower other than the foreign Subsidiaries.

                     (e) UCC Financing Statements. UCC financing statements for filing in each filing office set forth on SCHEDULE 5.1(E) hereto, executed by Borrower and the Subsidiaries executing a Subsidiary Security Agreement, as debtor, in favor of Administrative Agent as secured party for the benefit of Lenders and LC Fronting Bank.

                     (f) Guaranty. A Guaranty, in the form of EXHIBIT B, executed by each Subsidiary of Borrower other than the foreign Subsidiaries.

                     (g) Articles of Incorporation. Copies of the Articles or Certificate of Incorporation (or similar document), and all amendments thereto, of each Restricted Company that is executing any Loan Document, accompanied by certificates that such copy is correct and complete, one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 60 days prior to the date of this Agreement), issued by the appropriate Tribunal of the jurisdiction of incorporation of each such Company, and one dated the date of this Agreement, executed by the Secretary or an Assistant Secretary of each such Company.

                     (h) Bylaws. Copies of the Bylaws (or similar document), and all amendments thereto, of each Restricted Company, accompanied by a certificate that such copy is correct and complete, executed by the Secretary or an Assistant Secretary of each such Company.

                     (i) Good Standing and Authority. Certificates of the appropriate Tribunals of such jurisdictions as Administrative Agent and Documentation Agent may request, each dated a Current Date, to the effect that each Restricted Company is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions (accompanied, if requested by Administrative Agent and Documentation Agent, by the certificate of the Secretary or an Assistant Secretary of Borrower, that such Tribunal certificates are true and correct).

                     (j) Incumbency. Certificates of incumbency of all officers of each Restricted Company who will be authorized to execute or attest any of the Loan Documents on behalf of any Company, executed by the President or a Vice President and the Secretary or an Assistant Secretary of each such Company.

                     (k) Resolutions. Copies of resolutions approving the Loan Documents and authorizing the transactions contemplated in the Loan Documents duly adopted by the Board of Directors of each Company that is executing any Loan Document, accompanied by a certificate of the Secretary or an Assistant Secretary of each such Company, that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by the Bylaws of such Company), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by the Bylaws of such Company), the Board of Directors of such Company, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of this Agreement.

                     (l) Opinion of Counsel to the Companies. The opinion of Jones Day Reavis & Pogue, counsel to the Companies, Jeffrey J. Murphy, General Counsel of the Companies, and local counsel to the Companies, addressed to Administrative Agent, Documentation Agent, and Lenders, as to the matters covered in EXHIBIT I-1.

                     (m) Local Counsel Opinions. Such other written opinions of local counsel in Tennessee, California, Georgia, and Florida, as Administrative Agent and Documentation Agent may reasonably require, addressed to Administrative Agent, Documentation Agent and Lenders, in form and substance satisfactory to Administrative Agent and Documentation Agent.

                     (n) Opinion of Winstead Sechrest & Minick P.C. The opinion of Winstead Sechrest & Minick P.C., substantially in the form of EXHIBIT I-2.

                     (o) Lien Searches and Lien Releases. Filing officer certificates (or commercial reports similar thereto, if satisfactory to Administrative Agent and Documentation Agent) under
            Section 9-407(2) of the UCC, releases or partial releases of Liens or financing statements, and other evidence satisfactory to Administrative Agent that there are no Liens on any assets of any Restricted Company, except the Permitted Liens.

                     (p) Insurance. Certificates of insurance for each policy of insurance maintained by any Company reflecting Administrative Agent, for the benefit of Lenders, as an additional insured, together with evidence of payment of all premiums thereon.

                     (q) Notice of Borrowing. A duly completed Notice of Borrowing for the initial Loans.

                     (r) Borrowing Base Report. A duly completed Borrowing Base Report.

                     (s) Internal Revenue Service Forms. Duly completed copies of Form 4224 or Form 1001, as applicable, from each foreign Lender.

                     (t) Payment of Fees and Expenses. Payment of all fees payable on or prior to the initial Borrowing Date to Administrative Agent, Syndication Agent, Documentation Agent or any Lender as provided for in SECTION 4, together with reimbursements to LC Fronting Bank, Administrative Agent, Syndication Agent and Documentation Agent for all amounts described in SECTION 7.7.

                     (u) Authorizations. Evidence satisfactory to Lenders and their counsel that the Companies shall have made all filings and registrations and shall have obtained all Authorizations which are or may be required as prerequisites to the validity and enforceability of the Loan Documents, and the transactions contemplated thereby.

                     (v) Repayment of Certain Existing Debt. Evidence satisfactory to Administrative Agent, Documentation Agent and their counsel that the Companies shall have paid or concurrently with the making of the initial Loan will pay, in full (including principal, interest, and fees), all outstanding liquidated Debt to the Lenders, LC Fronting Bank and Managing Agents pursuant to that certain Credit Agreement dated as of November 23, 1993, as amended (the "EXISTING CREDIT AGREEMENT").

                     (w) Other Documents. Copies of such other agreements, documents, instruments, certificates, and evidences as Administrative Agent may reasonably request.

            5.2 Conditions Precedent to Each Loan and LC. In addition, Lenders will not be obligated to make any Loan (other than a Loan pursuant to SECTION 3.9) and LC Fronting Bank will not be obligated to issue any LC unless on the Borrowing Date of such Loan and the issuance date of such LC, as applicable (and after giving effect thereto), as the case may be: (a) Administrative Agent shall have timely received therefor a Notice of Borrowing unless a Notice of Borrowing is deemed to have been given pursuant to SECTION 2.4(E) or Notice of LC as the case may be; (b) all of the representations and warranties of Borrower or any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) in the case of representations and warranties set forth in SECTIONS 6.2, 6.3, 6.6, 6.7, 6.11, 6.13, 6.15, 6.16, 6.20 and 6.22, the
    facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement and supplemental Schedules have been delivered with respect thereto and, in the case of SCHEDULE 6.7, approved by Required Lenders, and in the case of
    SCHEDULE 6.13, approved by Majority Lenders); (c) no material adverse change shall have occurred since December 31, 1995, in the condition, financial or otherwise, or business, of the Companies taken as a whole (as determined by Required Lenders); (d) no Default or Potential Default shall have occurred and be continuing; (e) the funding of such Loans and the issuance of such LC, as applicable, is permitted by Law; and (f) all conditions related to such Loan or LC, as applicable, shall have been satisfied in the reasonable determination of all Lenders, in the case of the Loans made and LCs issued on the initial Borrowing Date, or of Required Lenders, in the case of any Loan made or LC issued thereafter, and upon the reasonable request of Administrative Agent, Borrower shall have delivered to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Loan or LC. Each Notice of Borrowing and Notice of LC, as applicable, delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements in CLAUSES (B), (C), and (D) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of all Lenders, in the case of the Loans made and LCs issued on the initial Borrowing Date, or of Required Lenders, in the case of any Loan or LC made thereafter, Lenders may fund any Loan and LC Fronting Bank may issue any LC without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless all Lenders specifically waive each such item in writing.

            5.3      Conditions Precedent to Each Conversion of a Loan.
    Lenders will not be obligated to convert any Loan to a LIBOR Rate Loan or continue any LIBOR Rate Loan for a new Interest Period pursuant to SECTION
    3.9 unless on the date of conversion of such Loan (and after giving effect thereto), as the case may be: (a) Administrative Agent shall have timely received therefor a Notice of Conversion; (b) all of the representations and warranties of Borrower or any Company set forth in the Loan Documents are true and correct in all material respects (except the representations and warranties set forth in SECTIONS 6.6 and 6.7 and except to the extent that (i) the representations and warranties speak to a specific date or
    (ii) in the case of representations and warranties set forth in SECTIONS 6.2, 6.3, 6.11, 6.13, 6.15, 6.16, 6.20 and 6.22, the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement and supplemental Schedules have been delivered with respect thereto and, in the case of SCHEDULE 6.13, approved by Majority Lenders); (c) no Default or Potential Default shall have occurred and be continuing; (d) the funding of such Loans is permitted by Law; and (e) all conditions related to such Loan shall have been satisfied in the reasonable determination of Required Lenders.


    SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower, as to itself and each Company, represents and warrants to Administrative Agent and Lenders as follows:

            6.1 Purpose of Credit Facility. After the initial Borrowing Date, Borrower will use the Revolving Credit Facility for working capital of the Companies, Capital Expenditures by the Companies, the issuance of LCs and other lawful corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No LC and no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any Law, including without limitation, the provisions of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

            6.2 Existence, Good Standing, Authority, and Authorizations. Each Company (excluding Designated Subsidiaries) is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 6.3). Except where failure is not reasonably likely to be a Material Adverse Event, each Company (excluding Designated Subsidiaries)
    (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on SCHEDULE 6.3, as supplemented from time to time after the initial Borrowing Date) and (b) possesses all requisite authority, power, licenses, permits, agreements, Authorizations, and franchises to use its assets and conduct its business as it is now being, or is contemplated herein to be, conducted. No Authorization which has not heretofore been obtained is required to authorize, or is required in connection with, the execution, delivery, legality, validity, binding effect, performance of, or enforceability of the Loan Documents. Except where failure is not reasonably likely to be a Material Adverse Event, the Companies (excluding Designated Subsidiaries) have obtained all licenses, permits, agreements, Authorizations and franchises necessary and appropriate to operate their respective businesses, as required, and all such licenses, permits, agreements, Authorizations and franchises are in full force and effect. There are no violations of any of the foregoing which, individually or collectively, are reasonably likely to be a Material Adverse Event, nor are there any proceedings pending or threatened against the Companies to revoke or limit any such Authorization which are reasonably likely to be adversely determined and if successful are reasonably likely to be a Material Adverse Event.

            6.3 Subsidiaries. Borrower has no Subsidiaries except as disclosed on SCHEDULE 6.3 (as supplemented from time to time after the initial Borrowing Date to reflect any change to such schedule as a result of transactions permitted by this Agreement), and all of the outstanding shares of capital stock (or similar voting interests) of each such Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares is subject to any warrant, option, or other Right of any Person to acquire the same or subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. Each of the Designated Subsidiaries is either inactive or is in the process of dissolving or consolidating with another Company, as set forth on SCHEDULE
    6.3. The aggregate loans and advances to, and investments of the Companies in, all Designated Subsidiaries is not in excess of $2,000,000 as of the initial Borrowing Date.

            6.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document to which it is a party, and the performance by such Company of its obligations thereunder (a) are within the corporate power of such Company, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Tribunal, which action or filing has not been taken or made on or prior to the initial Borrowing Date, (d) will not violate any provision of the charter or bylaws of such Company, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company. Other than such consents and approvals the failure of which to obtain could not be a Material Adverse Event, the Companies have obtained all necessary consents and approvals of any Person or Tribunal required to be obtained in order for such Company to execute, deliver, and perform the Loan Documents,. No Company is in violation of any provision of Law applicable to it, other than such violations which are not reasonably likely to be a Material Adverse Event.

            6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

            6.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition, results of operations, and cash flows of Borrower and its Subsidiaries as of and for the portion of the fiscal year ending on the date or dates thereof (subject in the case of interim statements only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are not reflected therein or in the notes thereto, to the extent required by GAAP. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, there have been no changes in the financial condition of the Companies from that shown in the Current Financials after such date which are reasonably likely to be a Material Adverse Event, nor has Borrower or any Company incurred any liability not permitted by this Agreement, direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

            6.7 Litigation, Claims, Investigations. Except as described on SCHEDULE 6.7 (as supplemented from time to time after the initial Borrowing Date, if, with respect to such supplemental Schedule, the matters disclosed thereon are approved by Required Lenders), no Company is subject to, or aware to the best of its knowledge of the threat of, any Litigation which is reasonably likely to be adversely determined, and if adversely determined, is reasonably likely to be a Material Adverse Event. Moreover, except as set forth on SCHEDULE 6.7, there are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Tribunal pending or to the best of its knowledge threatened by or against any Company which (i) if adversely determined, could impair the ability of Borrower to perform or pay its obligations under the Loan Documents or impair the Rights of Lenders under the Loan Documents or their ability to exercise such Rights, or (ii) if adversely determined are reasonably likely to be a Material Adverse Event, nor are there any judgments, decrees, or orders of any Tribunal outstanding against any Company which are reasonably likely to be a Material Adverse Event.

            6.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file is not reasonably likely to be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 7.14(F)) have been satisfied or for which nonpayment thereof is not reasonably likely to constitute a Material Adverse Event.

            6.9      Environmental Matters.

                     (a) No consent or other approval of any Tribunal, nor any declaration or other filing with any Tribunal, not obtained or made, is required under any Environmental Law in connection with any transaction contemplated by the Loan Documents, except for the absence of, failure to obtain, or to make any one or more of which is not reasonably likely to be Environmentally Material.

                     (b) Except as disclosed on SCHEDULE 6.9 or as is not reasonably likely to be Environmentally Material, no Real Property is encumbered by any Lien under any Environmental Law, listed on any Contaminated Site List, and no Company knows that any such encumbrance or listing is being considered by any Tribunal.

                     (c) Except as disclosed on SCHEDULE 6.9 or as is not reasonably likely to be Environmentally Material, no Company knows or has reason to believe that any of the following are present at any Real Property: (i) any asbestos or asbestos-containing material; (ii) any underground or aboveground storage tank or tank system subject to regulation under any Environmental Law; or (iii) any electrical or other fixtures or equipment containing polychlorinated biphenyls.

                     (d) Except as disclosed on SCHEDULE 6.9 or as is not reasonably likely to be Environmentally Material, no Company knows or has reason to believe that any Release of any Hazardous Substance has occurred at or in the vicinity of any Real Property
            (i) in a quantity that requires any report or other notice to any Tribunal pursuant to any Environmental Law that has not been submitted to the appropriate Tribunal, or (ii) that has resulted or that threatens to result in the presence of any Hazardous Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law or which requires remediation for which a Company is responsible under any lease agreement under which a Company is the lessee.

                     (e) Except as disclosed on SCHEDULE 6.9 or as is not reasonably likely to be Environmentally Material, no Real Property (upon which manufacturing or repair activities occur or have occurred), has been used except as in compliance with Environmental Laws for the storage, recycling and treatment, or disposal of any Hazardous Substance while owned or operated by any Company. No Company has actual or constructive knowledge that any such use has occurred at any other time.

                     (f) Except as disclosed on SCHEDULE 6.9 or as is not reasonably likely to be Environmentally Material, each Company and Real Property is in compliance with all Environmental Laws and applicable Environmental Permits. Except where not likely to be Environmentally Material, each Environmental Permit required to be issued to any Company or for any process or activity of any Company under any Environmental Law has been issued, is in full force and effect, and will remain in full force and effect notwithstanding the consummation of the transactions contemplated by the Loan Documents.

                     (g)     Except as disclosed on SCHEDULE 6.9 or SCHEDULE
            6.7 or as is not reasonably likely to be Environmentally Material, no Company has received any notice from any Tribunal that it or any Predecessor is potentially liable for any removal, remediation, or other response costs under any Environmental Law as the result of the Release or threatened Release of any Hazardous Substance.

                     (h)     Except as disclosed on SCHEDULE 6.9 or SCHEDULE
            6.7:

                             (i)      no Company is subject to any Litigation;
                     and

                             (ii) no Litigation is, to the knowledge of each Company, pending against any Predecessor; and

                             (iii) no Litigation is, to the knowledge of each Company, threatened against any Company or Predecessor;

            which is reasonably likely to be adversely determined, and if adversely determined, is reasonably likely to be a Material Adverse Event, in which it is asserted that any Company or Predecessor (x) failed to comply with any Environmental Law or Environmental Permit, (y) is liable for or should be compelled to undertake any removal, remediation, or other response actions as the result of the Release or threatened Release of any Hazardous Substance, or
            (z) is liable for damages, fines, penalties, or other relief (including the revocation of any Environmental Permit) as the result of noncompliance with any Environmental Law or as the result of the Release or threatened Release of any Hazardous Substance.

                     (i) No Company knows of any material error or omission in any Environmental Report.

            6.10 Employee Benefit Plans. (a) No Pension Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Code, (b) excluding premiums required to be paid to the PBGC (all of which have been paid or the time for such payment has not passed), no Company has incurred material liability under ERISA to the PBGC in connection with any such Pension Benefit Plan, (c) no Company or ERISA Affiliate has incurred any withdrawal liability within the meaning of Section 4201 of ERISA as a result of a withdrawal, in whole or in part, from participation in a Multiemployer Plan where such withdrawal could be a Material Adverse Event, (d) with respect to any Pension Benefit Plan and Welfare Benefit Plan, there have been no "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code) which could be a Material Adverse Event, and (e) no Reportable Event has occurred with respect to any Pension Benefit Plan which could be a Material Adverse Event. Except where no Material Adverse

    Event could result therefrom, no Company or ERISA Affiliate has any liability under or is subject to any lien under ERISA, the Code or any similar provisions of any law of Canada or any province thereof to or on account of any employee benefit plan, program, scheme or arrangement established or maintained by Ryder or a Ryder ERISA Affiliate, or to which Ryder or a Ryder ERISA Affiliate contributes or had an obligation to contribute, including but not limited to any such liability arising from such Company or ERISA Affiliate having been under common control with Ryder or any Ryder ERISA Affiliate within the meaning of Section 414 of the Code or any equivalent provision of the laws of the United Kingdom, or of Canada or any province thereof. Each Employee Plan complies in all material respects, both in form and operation, with ERISA and the Code. Except as disclosed in the Current Financials, the Companies do not sponsor or participate in and have no current or future obligation to contribute to any plan, fund, or arrangement that provides post-retirement or post-termination medical, health, or similar benefits which could be a Material Adverse Event. To the knowledge of the Borrower, no Multiemployer Plan is in reorganization within the meaning of Section 418 of the Code.

            6.11 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials. SCHEDULE
    6.11 (as supplemented from time to time) accurately describes the location of all tangible personal property of the Restricted Companies. There is no Lien (other than the Liens created by the Loan Documents) on any shares of stock of any Subsidiary and, except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property, except as contemplated by the Loan Documents.

            6.12 Government Regulations. No Restricted Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other material Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

            6.13 Transactions with Affiliates. As of the initial Borrowing Date, except as disclosed on SCHEDULE 6.13 (as supplemented from time to time after the initial Borrowing Date, if, with respect to such supplemental Schedule, the matters disclosed thereon are approved by Majority Lenders), no Company is a party to a transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

            6.14 Debt. No Company is an obligor on any Debt other than Permitted Debt.

            6.15 Material Agreements. No Company is a party to any Material Agreement, except for the Loan Documents and the Material Agreements described on SCHEDULE 6.15 (as supplemented from time to time). All such Material Agreements are in full force and effect, and no default or potential default exists on the part of any Company thereunder, which is reasonably likely to be a Material Adverse Event.

            6.16 Insurance. Each Company maintains with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance in such amounts (and with such deductibles) and covering such risks as is ordinary and customary for similar businesses in the industry in the jurisdictions in which it operates. Each such insurance policy maintained by the Companies is set forth on SCHEDULE 6.16 (as supplemented from time to time).

            6.17 Labor Matters. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that are reasonably likely to be a Material Adverse Event. Hours worked by and payment made to employees of the Restricted Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which are not reasonably likely to constitute a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books in accordance with GAAP, other than any such nonpayments which, individually or collectively, are not reasonably likely to constitute a Material Adverse Event.

            6.18 Solvency. At the time of each Loan hereunder, each Restricted Company is (and after giving effect to the transactions contemplated by the Loan Documents, and any incurrence of additional Debt will be) Solvent.

            6.19 Tradenames. Neither Borrower nor any Company that is a party to any Security Document has used or transacted business under any other corporate or trade name in the five-year period preceding the initial Borrowing Date, except as set forth on SCHEDULE 6.19.

            6.20 Intellectual Property. SCHEDULE 6.20 (as supplemented from time to time) accurately sets forth the United States and foreign patents, patent applications, copyright applications and registrations, and service mark and trademark applications and registrations of the Companies, and the record owners and beneficial owners thereof. Each Company owns, possesses or has the right to use all licenses, permits, patents, patent applications, copyrights, service marks, trademarks, service mark and trademark applications, trade secrets, trade names and other intellectual property rights necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and proposed to be conducted by it immediately after the initial Borrowing Date except any such property the absence of which is not reasonably likely to be a Material Adverse Event. Each of the foregoing is in full force and effect and each Company is conducting its business without infringement or claim of infringement of any license, permit, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, individually or collectively, are not reasonably likely to be a Material Adverse Event. To the knowledge of any Company, there is no infringement or claim of infringement by others of any license, permit, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of any Company which is reasonably likely to be a Material Adverse Event. Except as set forth in SCHEDULE 6.20, no United States or foreign patent, patent application, copyright or copyright registration, service mark or trademark, trademark or service mark registration or application, owned by any Company is subject to a license, other than to another Company or entity under the direct control of a Company, and the goodwill inured in any trademark or service mark, registered or unregistered, owned by each Company is not otherwise encumbered.

            6.21 Compliance with Laws. No Company is in violation of any Laws, other than such violations which, individually or collectively, are not reasonably likely to be a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which has been cured or no longer exists, or which is not reasonably likely to constitute a Material Adverse Event.

            6.22     Chief Executive Office; Chief Place of Business.  SCHEDULE
    6.22 (as supplemented from time to time) accurately sets forth the location of the chief executive office and chief place of business (as such terms are used in the Uniform Commercial Code of each state whose law would purport to govern the attachment and perfection of the security interests granted by the Security Documents) of Borrower and each Subsidiary which is a party to any Security Document.

            6.23 Full Disclosure. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which is reasonably likely to be a Material Adverse Event and which has not been related, in writing, to Administrative Agent, Documentation Agent and Syndication Agent. All information heretofore furnished by or on behalf of any Company prior to the date hereof to Administrative Agent, Syndication Agent, Documentation Agent or any Lender in connection with the Loan Documents was, and as of the initial Borrowing Date, will be, true and accurate in all material respects in light of the circumstances in which made or based on reasonable estimates on the date as of which such information is stated or certified.


    SECTION 7 COVENANTS. So long as Lenders are committed to fund Loans and LC Fronting Bank is committed to issue LCs under this Agreement and thereafter until the Obligation is paid and performed in full, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders, Borrower covenants and agrees that it will and will cause each Subsidiary to comply with the following:

            7.1 Use of Proceeds. Borrower shall use the proceeds of Loans only for the purposes represented herein.

            7.2 Books and Records. Each Company shall maintain books, records and accounts necessary to prepare the financial statements required to be delivered hereunder in accordance with GAAP.

            7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Lenders:

                     (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated and consolidating (except with respect to cash flow in the case of consolidating statements) financial condition and results of operations of Borrower and its consolidated Subsidiaries as of, and for the year ended on, such last day, accompanied by:

                             (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit as to the consolidated Financial Statements and a review as to the consolidating Financial Statements, using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies,

                             (ii) any management letter prepared by such accounting firm,

                             (iii) a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof, and

                             (iv) a Compliance Certificate with respect to such Financial Statements.

                     (b) Promptly after preparation, and no later than 60 days after the last day of each of the first three fiscal quarters, and no later than 90 days after the end of the fourth fiscal quarter, of each fiscal year of Borrower, Financial Statements showing the consolidated and consolidating (except with respect to cash flow in the case of consolidating statements) financial condition and results of operations of the Companies for such fiscal quarter and for the period from the beginning of the current fiscal year to such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

                     (c) Within 15 Business Days after the last day of each calendar month, a Borrowing Base Report as of such last day.

                     (d) Prior to the close of each fiscal year of Borrower, the quarterly financial budget for the next succeeding fiscal year, and financial projections for the succeeding three fiscal years, all in such detail as shall be reasonably satisfactory to Administrative Agent, accompanied by a certificate executed by the chief financial officer, treasurer or controller of Borrower, certifying that such projections and budget were prepared by Borrower based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are realistic.

                     (e) Notice, promptly after Borrower knows, (i) the existence and status of any Litigation which, if determined adversely to any Company, is reasonably likely to be a Material Adverse Event, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Tribunal of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FAA, the CAA or any other Authorization now or hereafter held by (or required to be held by) any Company which is required for such Company to operate its business in compliance with all applicable Laws and which the failure to so hold is reasonably likely to be a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Company, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, or (vii) any material breach by any Company party to a Material Agreement. The notice shall include or be accompanied by such information and materials then in the possession of any Company as may be necessary to disclose all relevant facts and circumstances.

                     (f) Promptly after preparation, true, correct, and complete copies of all material reports or filings (including without limitation each Form 10-K and Form 10-Q) filed by or on behalf of any Company with the Securities and Exchange Commission.

                     (g) Promptly upon receipt thereof, a copy of each interim or special audit made by independent accountants of the books of any Company and any management letter received from such accountants.

                     (h) Promptly upon reasonable request therefor by Administrative Agent, Documentation Agent, or two or more Lenders (through Administrative Agent) whose Committed Sums aggregate at least 25% of the aggregate Committed Sums of all Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such certifications and documents, in addition to those mentioned in this Agreement, as reasonably requested.

                     (i) Borrower shall submit a proposed Environmental Budget for each forthcoming fiscal year 30 days prior to the commencement thereof. The Environmental Budget is intended as a means of assisting Administrative Agent and Lenders to monitor compliance with the Loan Documents and to preserve and protect the Collateral. The Environmental Budget forecasts, but does not restrict, expenditures. Accordingly, each Company shall make expenditures as necessary to comply with other requirements of this Section, even if the expenditures are not contemplated by the Environmental Budget. If any material expenditures occur (or can reasonably be anticipated by any Company to occur in the current fiscal year) that are not reflected on the current fiscal year's approved Environmental Budget, Borrower shall notify Administrative Agent of the relevant facts and circumstances within 30 days and if requested by Required Lenders, shall appropriately revise the Environmental Budget. Borrower shall represent and warrant that each Environmental Budget (as the same may be revised in accordance with the immediately preceding sentence) contains no material error or omission.

                     (j) Within 60 days after the end of each fiscal year, Borrower shall submit to Administrative Agent a report comparing any material differences between actual expenditures and those projected in the prior fiscal year's Environmental Budget.

                     (k) Within 30 days of the date any Environmental Report is finalized, Borrower shall deliver to Administrative Agent copies thereof.

                     (l) Within 30 days of obtaining knowledge of the existence thereof, Borrower shall deliver to Administrative Agent a copy of any Environmental Indemnity Agreement not otherwise previously known to exist.

                     (m) Within 45 days of any request therefor and with respect to each Environmental Indemnity Agreement that Required Lenders consider material, information reasonably satisfactory to Required Lenders regarding the creditworthiness of the indemnitor or other obligor under such Environmental Indemnity Agreement and written statements reasonably satisfactory to Required Lenders from Borrower regarding the status of such Environmental Indemnity Agreement and any claims or demands thereunder.

            7.4 Inspections. Each Company shall allow Administrative Agent (or its Representatives) or any Lender to inspect any of its properties, to review reports, files, and other records and to make and take away reasonably requested copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with such Company's other creditors, directors, officers, or public accountants, from time to time, during reasonable business hours upon reasonable notice; provided that, notwithstanding the foregoing, prior to the occurrence of a Default or Potential Default, Administrative Agent (or its Representatives) or any such Lender will obtain the prior approval of a Responsible Officer prior to any such discussions with officers, directors or public accountants of any Company and all costs associated with such inspection shall be paid by the party requesting such inspection; provided, further, that, if a Default or Potential Default has occurred and is continuing, no notice shall be required and no such prior approval from a Responsible Officer shall be required to have been obtained by Administrative Agent (or its Representatives) or any such Lender, and Borrower shall pay all costs associated with any such inspection.

            7.5 Taxes. Each Company (a) shall promptly pay when due any and all Taxes other than Taxes the amount or validity of which is being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (b) will not, directly or indirectly, use any portion of the proceeds of any Loan to pay the wages of employees unless a timely payment to or deposit with the United States of America or applicable jurisdiction of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

            7.6 Prepayment of Other Debt. No Company shall make any voluntary prepayment of principal of, or interest on, any Funded Debt other than the Obligation, whether subordinate to the Obligation or not, except
    (a) prepayment of Debt described in SECTION 7.13(M) and SECTION 7.13(N) and
    (b) when no Default or Potential Default exists, prepayment of Debt which is not subordinated to the Obligation in the aggregate amount of $500,000 per fiscal year.

            7.7 Expenses. Borrower shall promptly pay on the initial Borrowing Date and thereafter within ten (10) Business Days after request therefor (i) all reasonable costs, fees, and out of pocket expenses paid or incurred by Administrative Agent, LC Fronting Bank, Documentation Agent and Syndication Agent in connection with the negotiation, preparation, delivery, execution, administration and syndication of the Loan Documents and any related amendment, waiver, or consent (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent, LC Fronting Bank, Documentation Agent and Syndication Agent, including any local counsel, and the reasonable fees and expenses of non-legal professionals retained by Administrative Agent, LC Fronting Bank, Documentation Agent and Syndication Agent) and (ii) all reasonable costs and expenses of Administrative Agent and LC Fronting Bank incurred by Administrative Agent or LC Fronting Bank in connection with the enforcement of the obligations of any Company arising under the Loan Documents or the exercise or preservation of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees and court costs), and, after a Default in the payment of any amount due hereunder, all such reasonable costs and expenses of any Lender in connection with such enforcement or exercise of such Rights, all of which shall be a part of the Obligation, and shall bear interest at the Default Rate from the date due until the date paid in full.

            7.8 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 7.26, each Company excluding Designated Subsidiaries shall at all times (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions identified for such Company on
    SCHEDULE 6.3, as supplemented from time to time after the initial Borrowing Date, except where the failure to so maintain its authority to transact business is not reasonably expected to be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business except where the failure to so maintain is not reasonably expected to be a Material Adverse Event; (c) keep all of its assets which are used and useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all licenses, permits, agreements, Authorizations and franchises which may at any time and from time to time be necessary and appropriate to operate its business for any Company, except where the failure to do so is not reasonably expected to be a Material Adverse Event. Nothing contained in this SECTION 7.8 shall restrict disposition of assets to the extent permitted by SECTION 7.23.

            7.9 Insurance. Each Company shall, at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts (and with such deductibles), and covering such risks, as shall be ordinary and customary for similar businesses in the industry in the jurisdiction in which it operates and commercially available to the Companies. Each Company shall deliver to Administrative Agent certificates of insurance from time to time received by it for each such policy of insurance, reflecting Administrative Agent, for the benefit of Lenders, as an additional insured and co-loss payee, and evidence of payment of all premiums thereon.

            7.10 Preservation and Protection of Rights. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

            7.11 Employee Benefit Plans. Except where a Material Adverse Event could not result therefrom, no Company or ERISA Affiliate shall, directly or indirectly, (a) engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA with respect to any Pension Benefit Plan, (c) permit any Employee Plan to ever be subject to involuntary termination proceedings, (d) without the consent of the Required Lenders, fully or partially withdraw from any Multiemployer Plan, (e) without the consent of the Required Lenders, agree to contribute to any multiemployer plan within the meaning of Section 4001(a)(3) which was not a Multiemployer Plan as of the date of this Agreement, (f) permit any Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code to cease to be qualified, or (g) permit any employee benefit plan, program, scheme or arrangement maintained by the Company or an ERISA Affiliate in Canada or the United Kingdom to suffer an event which, under the relevant law of such jurisdiction, is equivalent to a prohibited transaction or accumulated funding deficiency.

            7.12     Environmental Laws.

                     (a) Each Company shall operate and manage its businesses, processes, and other activities (including without limitation, activities for which expenditures are identified in any Environmental Budget) in a manner consistent with the ordinary and customary environmental management and engineering practices of similar businesses in the industry.

                     (b) The Companies shall take all steps that may be necessary or appropriate to timely assert and receive payment of claims under any Environmental Indemnity Agreement. No Company shall consent to any modification or amendment of any Environmental Indemnity Agreement, or waive, compromise, settle, or otherwise release or discharge any obligation or liability of the indemnitor or other obligor thereunder in an amount greater than $5 million without the prior written consent of Required Lenders in each instance.

                     (c) Except as is not reasonably likely to be Environmentally Material, the Companies shall comply with all Environmental Laws, obtain and keep in effect all Environmental Permits required by Environmental Laws, and comply with all Environmental Permits.

                     (d) Except as is not reasonably likely to be Environmentally Material, if any Release of a Hazardous Substance occurs at any Real Property that has resulted in any report or other notice to any Tribunal or that results or threatens to result in the presence of any Hazardous Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law, (i) Borrower shall notify Administrative Agent within 30 days after any Company first has knowledge or reason to believe that such a Release of a Hazardous Substance has occurred, (ii) the Companies shall promptly take such reasonable and prudent actions as may be required under Environmental Law to terminate such Release of a Hazardous Substance, to prevent or minimize potential Environmental Liabilities from such Release of a Hazardous Substance, and to comply with Environmental Laws, and (iii) thereafter, the Companies shall promptly and diligently carry out such removal, remedial, or other response actions to prevent or minimize potential Environmental Liabilities from such Release of a Hazardous Substance and to comply with Environmental Laws. At the request of Required Lenders, at any time, Borrower shall provide Lenders reasonable information regarding the status and progress of actions taken to comply with the foregoing obligations.

            7.13 Debt. No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than (without duplication):

                     (a) Debt existing on the initial Borrowing Date, as more particularly described on SCHEDULE 7.13;

                     (b)     Debt under this Agreement and the Notes;

                     (c) Debt incurred by Borrower under any Rate Protection Agreement;

                     (d)     Debt of a Restricted Company listed on SCHEDULE
            6.3 to Borrower or to another Restricted Company listed on such Schedule;

                     (e) obligations under Capital Leases and Debt secured by a Lien described in SECTION 7.14(II), subject to the limitations set forth in SECTION 7.14(II);

                     (f) current accounts payable and accrued expenses arising out of transactions (other than borrowings) in the ordinary course of business and documentary letters of credit to support same;

                     (g) endorsements of instruments or items of payment for deposit to the general account of any Company in the ordinary course of business;

                     (h)     Guaranties of the Obligation;

                     (i) indemnities by any Company of liabilities of directors and officers pursuant to provisions contained in such Company's articles of incorporation or bylaws, or otherwise permitted by applicable Laws;

                     (j) Other Debt of Borrower, all of the proceeds of which are applied as a prepayment of the Obligation provided that such Debt repays the Obligation in full and all commitments of Lenders hereunder are contemporaneously terminated;

                     (k) Exclusive of Debt described in SUBSECTION (M) below, Debt of the foreign Subsidiaries existing on September 26, 1996, plus additional Debt in an amount not to exceed $5,000,000 at any time outstanding;

                     (l) Unsecured Debt which is subordinated to the Obligation upon terms and conditions satisfactory to Required Lenders so long as the net cash proceeds of such Debt are applied as a mandatory prepayment of the Obligation in accordance with
            SECTION 3.4(C);

                     (m) Debt of Aviall (Canada) Ltd. to The Royal Bank of Canada in an amount not to exceed $5,000,000 at any time outstanding secured solely by an LC or the assets of Aviall (Canada) Ltd. and incurred for working capital purposes;

                     (n) Debt comprised of borrowings against the cash surrender value of life insurance policies owned by a Company and of which such Company is the beneficiary up to the maximum amount of $3,000,000 at any time outstanding; and

                     (o) Extensions, renewals, and refinancings of the Debt described in (A), (C), (D), (E), (K), (L), (M), and (N) above so long as the terms thereof are no less favorable to the Companies than the terms of the Debt to be so refinanced, there are no increases (except as expressly contemplated by the subparagraphs above) in the principal amount thereof, no additional security for such Debt is provided, the priority of any such Debt is not favorably modified, and the maturity of any such Debt is not shortened.

            7.14 Liens. No Company will, directly or indirectly, (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, or (b) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Documents, except:

                     (i) The existing Liens described on SCHEDULE 7.14 hereto, together with renewals and extensions thereof but not increases in the principal debt secured thereby, but only to the respective dates, if any, set forth in SCHEDULE 7.14 for the removal and termination of any such Liens;

                     (ii) Liens and negative pledges on property (including any inventory acquired by a Restricted Company and financed by or arranged by the seller in connection with a contract to provide services) incurred at the time of purchase thereof, securing all or part of the purchase price thereof to any Company and Liens (whether or not assumed) existing in property at the time of purchase thereof by any Company, as the case may be (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this SECTION 7.14(B), provided that the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing), and, provided, further,

                             (1) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof; and

                             (2) the aggregate amount secured by all such Liens, plus the aggregate amount of obligations of the Companies under Capital Leases, shall not exceed at any time an amount equal to 5% of the book value of the tangible assets of the Companies.

                     (iii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

                     (iv) Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds (other than for the repayment of borrowed money) as all such Liens arise in the ordinary course of business of the Companies so long as such Liens are limited to specific property of the Companies and do not in the aggregate materially detract from the value of the property of the Person in question or materially impair the use thereof in the operation of its business;

                     (v) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                     (vi) The following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted (if any claim is being asserted with respect thereto), reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: Claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like statutory Liens; and adverse judgments on appeal;

                     (vii)   Liens created under the Loan Documents;

                     (viii) Liens on assets covered by the Liens created under the Loan Documents in favor of any Lender party to a Rate Protection Agreement; and

                     (ix) Liens on assets of Aviall (Canada) Ltd. in favor of The Royal Bank of Canada to secure the Debt permitted by SECTION 7.13(M) or any refinancing thereof permitted by SECTION 7.13(O).

            7.15 Transactions with Affiliates. No Company shall enter into any transaction with any of its Affiliates (excluding other Restricted Companies), other than (a) the transactions disclosed on SCHEDULE 6.13 (as supplemented from time to time, if, with respect to such supplemental Schedule, the matters disclosed thereon are approved by Majority Lenders), and (b) other transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

            7.16 Compliance with Laws and Documents. No Company shall violate the provisions of any Laws applicable to it, including, without limitation, the rules and regulations promulgated by the FAA or CAA or the provisions of any Material Agreement to which it is a party if such violation alone, or when aggregated with all other such violations, is reasonably likely to be a Material Adverse Event; no Company shall (a) violate the provisions of its charter or bylaws or (b) modify, repeal, replace, or amend any provision of its charter or bylaws if such action is reasonably likely to be a Material Adverse Event.

            7.17 Assignment. No Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents; provided that, if any Restricted Company merges with another Restricted Company in accordance with SECTION 7.25 hereof, the assignment or transfer of such Rights, duties, and obligations shall be permitted so long as the surviving Company assumes all obligations of the other Company arising under the Loan Documents.

            7.18 Fiscal Year and Accounting Methods. No Company shall change its fiscal year for book accounting purposes or its method of accounting other than changes made in accordance with GAAP.

            7.19 Government Regulations. No Restricted Company shall conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other material Law which regulates the incurrence of Debt.

            7.20     Indemnification.

                     (a) THE RESTRICTED COMPANIES SHALL, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, SYNDICATION AGENT AND EACH LENDER AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS, (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST, AND REIMBURSE EACH INDEMNIFIED PARTY UPON ITS DEMAND FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COSTS OF IN-HOUSE COUNSEL, AND LEGAL EXPENSES, WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER INCLUDING ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS AND EXPENSES ARISING OUT OF OR RESULTING FROM ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) THE GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RECYCLING, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE ON THE REAL PROPERTY OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RECYCLING, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS), OR (C) THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR THE USE OF PROCEEDS OF ANY LOAN, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY

            PERSON OTHER THAN THE INDEMNIFIED PARTIES (PROVIDED THAT, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OR FOR ANY INDEMNIFIED LIABILITIES ARISING FROM ANY DISPUTE AMONG INDEMNIFIED PARTIES, LENDERS OR PARTICIPANTS EXCEPT FOR INDEMNIFIED LIABILITIES ATTRIBUTED TO ACTIONS OF ANY COMPANY, RYDER OR ANY AFFILIATE).

                     (b)     The foregoing agreements shall:

                             (i) Survive (1) the foreclosure of any Lien or any transfer in lieu of foreclosure, (2) the repayment of the Loans, (3) the release of any or all Liens of Administrative Agent for the benefit of Lenders, or (4) the sale or other transfer of any Real Property or other Collateral to any Person;

                             (ii) Not be limited in amount, even if that amount exceeds the amount of the Loans;

                             (iii)    Include (but not be limited to) (1)
                     damages to persons, property, or natural resources arising under any statutory or common Law, (2) punitive damages, fines, and other penalties, and (3) loss of value of any Real Property or other Collateral;

                             (iv)     Not be affected by (1) any act or
                     omission of any Tribunal or other third party, or (2) the source or origin of any Hazardous Substance; and

                             (v) Not be affected by Administrative Agent, Documentation Agent or any Lender's or any other Indemnified Party's (1) investigation or actual or constructive knowledge, (2) ordinary negligent act or omission, or (3) course of dealing or waiver; provided, however, the Companies shall not be obligated under this Section for any Environmental Liability caused solely by Administrative Agent or any Lender's knowing violation of an Environmental Law or caused solely by the gross negligence or willful misconduct of Administrative Agent or any Lender.

            7.21     Loans, Advances, and Investments.  Except as permitted by
    SECTION 7.22 or SECTION 7.26, no Company shall make or permit to remain outstanding any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than:

                     (a) investments existing on the initial Borrowing Date and described on SCHEDULE 7.21;

                     (b) the capital stock of a Subsidiary owned on the initial Borrowing Date and listed on SCHEDULE 6.3;

                     (c) advances to employees to meet expenses incurred by such employees or in connection with relocation by employees, in each case in the ordinary course of business;

                     (d) loans, advances and investments between Borrower and any Restricted Company listed on SCHEDULE 6.3 as of the initial Borrowing Date or between Restricted Companies listed on SCHEDULE
            6.3 as of the initial Borrowing Date;

                     (e) obligations of, or fully guaranteed by, the United States of America (including repurchase obligations) maturing within one year from the date of acquisition;

                     (f) short term certificates of deposit and time deposits, which mature in one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation or are issued by any Lender or by commercial banks organized under the Laws of the United States or any state thereof, Canada, western Europe, or Japan, with a long term debt rating of "A" or better by Standard & Poors Corporation or of "A2" or better by Moody's Investors Service, Inc. or with a short term commercial paper rating of "A1" or better by Standard & Poors Corporation or "P1" or better by Moody's Investors Service, Inc.;

                     (g) commercial paper maturing in 270 days or less from the date of issuance and rated not less than "P-1" by Moody's Investors Service, Inc., or not less than "A-1" by Standard & Poors Corporation;

                     (h) readily marketable tax-free municipal bonds of a domestic issuer maturing in three years or less from the date of acquisition thereof, which are rated "aaa" or better by Moody's Investors Service, Inc., or "AAA" or better by Standard & Poors Corporation;

                     (i) demand deposit accounts maintained in the ordinary course of business;

                     (j) Loans and advances to, and investments in, foreign Designated Subsidiaries that do not exceed at any time $2,000,000 in the aggregate for all foreign Designated Subsidiaries or $500,000 for any foreign Designated Subsidiary;

                     (k) investments by the Restricted Companies in joint ventures, subject to the limitations set forth in SECTION 7.24, so long as (i) such entity is established in the ordinary course of business on an arm's length basis and no Company has any liability for the obligations of the joint venture or any other partner, joint venturer, or other Person with respect thereto, (ii) such joint venture has no Debt which is recourse to any Company or its assets, and (iii) Administrative Agent, for the benefit of Lenders, has a perfected first priority security interest in 100% (or, in the case of foreign joint ventures, 65%) of the equity interest owned by the Restricted Companies; and

                     (l) Loans and advances to, investments in, and LCs issued on behalf of foreign Subsidiaries (excluding foreign Designated Subsidiaries) in which Administrative Agent, for the benefit of Lenders, has a perfected first priority security interest in 65% of the stock or other equity interest, that do not exceed at any time in the aggregate for all such Subsidiaries $30,000,000 during calendar year 1996, $31,000,000 during calendar year 1997, $32,000,000 during calendar year 1998, $33,000,000 during calendar year 1999, $34,000,000 during calendar year 2000, and $35,000,000 during calendar year 2001.

            7.22 Dividends and Distributions. No Company shall directly or indirectly declare, make, or pay any Distribution other than (a) Distributions declared, made, or paid by Borrower wholly in the form of its capital stock, (b) Distributions by any Company to Borrower, (c) cash dividends on its stock and/or stock repurchases in an aggregate amount not to exceed $1,000,000 per fiscal year at such time as the ratio of Funded Debt to EBITDA shall not have exceeded 3.0 to 1 for four consecutive quarters and no Default or Potential Default exists, and (d) other Distributions in an amount not to exceed $250,000 in the aggregate during the term of this Agreement. No Company shall enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Subsidiary from making any Distribution to Borrower.

            7.23 Disposition of Assets. No Company shall sell, assign, lease, transfer, or otherwise dispose of any of its assets other than (a) sales or leases of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets and dispositions of obsolete assets for consideration not less than the fair market value thereof and in a cumulative amount not in excess of $2,500,000, and (d) sales, leases, or other dispositions from a Company to a Restricted Company. No Company shall enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person unless the proceeds from such sale are at least as great as the fair market value of the asset which has been or is to be sold and all proceeds from such sale are applied as a prepayment of the Obligation (accompanied, in the case of a prepayment under the Revolving Credit Facility, by a corresponding reduction of the aggregate Committed Sums under the Revolving Credit Facility) and no Default or Potential Default exists at the time of such sale or would exist after giving effect to such transaction.

            7.24 Capital Expenditures. The Companies shall not directly or indirectly make Capital Expenditures except Capital Expenditures by the Companies that do not exceed the following amounts:

                   Period                   Maximum Amount Permitted
                   ------                   ------------------------
  September 26, 1996 to December 31, 1997           $2,750,000
  January 1, 1998 to December 31, 1998              $2,000,000
  January 1, 1999 to December 31, 1999              $3,000,000
  January 1, 2000 to December 31, 2000              $3,000,000
  January 1, 2001 to September 30, 2001             $3,000,000

    plus Capital Expenditures aggregating not more than $5,000,000 for the purpose of replacing or upgrading of the computer systems of the Companies; provided that Capital Expenditures by the foreign Subsidiaries may not exceed $1,000,000 during any fiscal year. The amount of Capital Expenditures permitted hereunder for any fiscal year shall be reduced by the amount of investments during such fiscal year by the Restricted Companies under SECTION 7.21(K).

            7.25 Mergers and Dissolutions. No Company shall, directly or indirectly, merge or consolidate with any other Person, other than (a) mergers among wholly-owned Restricted Companies, provided that, in any merger involving Borrower, Borrower must be the surviving entity and in any merger involving a foreign Company and a domestic Company, the domestic Company must be the surviving entity; (b) mergers among foreign Subsidiaries (excluding the Designated Subsidiaries) so long as Administrative Agent, for the benefit of Lenders, has a first and prior perfected Lien on 65% of the stock of the surviving Subsidiary, and opinions and other evidences satisfactory to Administrative Agent have been delivered; (c) as previously approved by Required Lenders, or (d) mergers of Designated Subsidiaries with and into other Companies. Other than liquidations, dissolutions or mergers permitted under this SECTION 7.25 and sales of assets permitted pursuant to SECTION 7.23, no Restricted Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

            7.26 Conduct and Scope of Business. No Company will engage in any business other than the businesses conducted by the Companies on the date of this Agreement and businesses reasonably related thereto, and the Companies as a whole will not discontinue any of their material businesses or operations, except as a result of the discontinuance of business by the Designated Subsidiaries.

            7.27 Financial Covenants. As calculated on a consolidated basis for Borrower and its Subsidiaries:

                     (a) Borrower shall not permit the ratio of its Funded Debt to EBITDA as of the end of any fiscal quarter listed below, calculated in the case of EBITDA, for the four fiscal quarters then ended (except that with respect to the fiscal quarters ending prior to June 30, 1997, such calculation shall be made for the period beginning July 1, 1996, through the date of calculation, and at December 31, 1996 shall be calculated on the basis of 2 times EBITDA and at March 31, 1997 shall be calculated on the basis of 4/3 times EBITDA), to exceed the following:

                       Period                         Maximum Ratio Permitted
                       ------                         -----------------------
      December 31, 1996                                       4.0 to 1
      March 31, 1997                                          4.25 to 1
      June 30, 1997 to September 30, 1997                     4.0 to 1
      December 31, 1997                                       3.75 to 1
      March 31, 1998 to September 30, 1998                    3.5 to 1
      December 31, 1998                                       3.25 to 1
      March 31, 1999 to September 30, 1999                    2.75 to 1
      December 31, 1999 to September 30, 2000                 2.5 to 1
      December 31, 2000 and thereafter                        2.0 to 1

                     (b) Borrower shall never permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter during the applicable period listed below, for the four fiscal quarters ending on such date (except that with respect to the fiscal quarters ending prior to June 30, 1997, such calculation shall be made for the period beginning July 1, 1996, through the date of calculation), to be less than the following:

                     Period                     Minimum Ratio Permitted
                     ------                     -----------------------
    December 31, 1996 to December 31, 1997             2.0 to 1
    March 31, 1998 and thereafter                      1.5 to 1

                     (c) Borrower shall not permit the ratio of the Current Ratio of Borrower and its consolidated Subsidiaries (as calculated at the end of each of its fiscal quarters in accordance with GAAP) to be less than the following:

                Period                        Minimum Ratio Permitted
                ------                        -----------------------
     December 31, 1996 and thereafter               1.25 to 1

                     (d) Borrower shall never permit the Tangible Net Worth of Borrower and its consolidated Subsidiaries (as calculated at the end of each of its fiscal quarters) to be less than $23,000,000, plus the sum of 75% of the consolidated net income of Borrower and its consolidated Subsidiaries for each fiscal quarter ending after December 31, 1996 (with no deduction if consolidated net income is a deficit figure), and 100% of the net proceeds received by any Company from the sale of stock or other equity.

                     (e) Borrower shall not at any time permit the aggregate rental expenses of the Companies of a capital and operating nature to exceed the following:

                  Period                           Maximum Amount Permitted
                  ------                           ------------------------
 September 26, 1996 to December 31, 1997                    $10,000,000
 January 1, 1998 to December 31, 1998                       9,000,000
 January 1, 1999 to December 31, 1999                       9,500,000
 January 1, 2000 to December 31, 2000                       10,000,000
 January 1, 2001 to December 31, 2001                       10,500,000

            7.28 Designated Subsidiaries. At the option of the Companies, the foreign Designated Subsidiaries may continue to operate their respective businesses, subject to the limitations on investments in such Subsidiaries as set forth in SECTION 7.21(J), or the Designated Subsidiaries may be liquidated, dissolved or merged into another Company or, so long as no Restricted Company is materially adversely affected, dissolved through an insolvency proceeding.

            7.29 After-Acquired Property. Concurrently upon any Restricted Company acquiring any additional interest in real property having a value in excess of $500,000 in any acquisition or a series of acquisitions, such Company shall execute and deliver, at the request of Required Lenders, additional mortgages, deeds of trust or other collateral assignments satisfactory in form and substance to Administrative Agent, granting to Administrative Agent, for the benefit of Lenders and LC Fronting Bank, a first priority Lien in such real property, and shall deliver surveys, appraisals, environmental reports and title insurance policies as may be required by Majority Lenders and satisfactory in amount, form and substance to Administrative Agent. Prior to any Restricted Company maintaining assets with an aggregate value in excess of $1,000,000 at any leased business location, such Company shall use reasonable best efforts to cause to be executed and delivered to Administrative Agent an estoppel and subordination agreement executed and acknowledged by the lessor thereof, waiving or subordinating its landlord's Liens, if any, to the Liens in favor of Lenders and otherwise upon terms reasonably satisfactory to Administrative Agent. The Companies agree to use reasonable best efforts to deliver to Administrative Agent on or before February 28, 1997 estoppel and subordination agreements executed by the lessors of each leasehold interest listed on SCHEDULE 7.29. Administrative Agent agrees that the form of Landlord Estoppel attached hereto as EXHIBIT K is satisfactory to it. Within thirty days after any Restricted Company maintains equipment and other fixed assets with an aggregate book value in excess of $1,000,000 at any business location, other than locations at which such filing is prohibited by the terms of the lease for such location and for which no consent or waiver may be obtained, such Company shall deliver to Administrative Agent a UCC fixture filing in form and substance satisfactory to Administrative Agent for such location.

            7.30 After-Acquired Subsidiaries. Concurrently upon the formation or acquisition by any Restricted Company of any Subsidiary after the date hereof (an "AFTER-ACQUIRED SUBSIDIARY"), such Company shall pledge all (or, in the case of a foreign After-Acquired Subsidiary, 65%) of its stock or other equity interest in the After-Acquired Subsidiary and shall cause the After-Acquired Subsidiary (other than a foreign After-Acquired Subsidiary) to deliver articles of incorporation, bylaws, and resolutions and such opinions as Administrative Agent shall require and to execute a Guaranty and such mortgages, security agreements and other collateral documents, in the same form as the Security Documents, as shall be required by Administrative Agent to create first priority Liens in favor of Administrative Agent, for the benefit of Lenders, in substantially all the assets of such After-Acquired Subsidiary.

            7.31 Delivery of Certain Collateral and Lien Releases. On or before February 28, 1997, Borrower shall deliver or cause to be delivered
    (a) to Administrative Agent (with sufficient copies for Lenders) a Pledge Agreement in substantially the form of EXHIBIT C-1, executed by Borrower and in substantially the form of EXHIBIT C-2, executed by each Subsidiary organized under the Laws of the United States that owns equity interests in any foreign Subsidiary, covering 65% of the stock or other equity interest of all foreign Subsidiaries, together with stock certificates evidencing the stock pledged thereunder and blank stock powers for such certificates, in form and substance satisfactory to Administrative Agent and Documentation Agent, and (b) to Administrative Agent evidence of the release of all Liens upon the assets of foreign Subsidiaries which secure the Debt owing under the Existing Credit Agreement.

    SECTION 8 DEFAULT. The term "DEFAULT" means the occurrence and continuance of any one or more of the following events:

            8.1 Payment of Obligation. The failure or refusal of any Company to pay (a) Principal Debt when the same becomes due and payable in accordance with the Loan Documents, or (b) interest, fees, or any other part of the Obligation (other than as set forth in CLAUSES (C) and (D)) within three (3) Business Days after the same becomes due and payable in accordance with the Loan Documents; (c) the indemnifications and reimbursements provided for in SECTIONS 3.15 through 3.18 within ten (10) Business Days after demand therefor or as otherwise required by such Sections; or (d) the failure of the Company to punctually and properly perform, observe, and comply with SECTION 7.20 or with any other provision in the Loan Documents setting forth indemnification or reimbursement obligations (other than pursuant to SECTIONS 3.15 through 3.18) of the Companies, and such failure or refusal continues for fifteen (15) days.

            8.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

                     (a) Any covenant, agreement, or condition contained in SECTIONS 7.1, 7.8(A) (as it relates to corporate existence), 7.13, 7.14, 7.15, 7.17, and 7.21 THROUGH 7.27; or

                     (b)     Any covenant, agreement, or condition contained in
            SECTION 7.3, and such failure or refusal continues for fifteen (15) days; or

                     (c) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in SECTION 8.1 and the covenants in CLAUSES
            (A) and (B) preceding), and such failure or refusal continues for 30 days.

            8.3 Debtor Relief. Any Restricted Company (a) shall fail to pay its Debts generally as they become due, (b) shall voluntarily seek, consent to, or acquiesce in the benefit of any Debtor Relief

    Law with respect to it or any substantial part of its property, assets or business, or (c) shall become a party to or is made the subject of any proceeding provided for by any Debtor Relief Law with respect to it or any substantial part of its property, assets or business, other than as a creditor or claimant, (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

            8.4 Judgments and Attachments. Any Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money the uninsured portion of which is in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000, which in each such case is not either (a) stayed on appeal or (b) in the case of any attachment, sequestration or similar proceeding, being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company in accordance with GAAP and as to which no foreclosure proceeding has been commenced against any property that has not been stayed.

            8.5 Government Action. (a) A final non-appealable order is issued by any Tribunal, including, but not limited to, the United States Justice Department, seeking to cause any Restricted Company to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Restricted Company, which in the case of either (A) or (B) would be a Material Adverse Event.

            8.6 Misrepresentation. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made in light of the circumstances in which made.

            8.7      Change of Control.    A Change of Control shall occur.
    For the purpose of this Section, a "CHANGE OF CONTROL" shall be deemed to have occurred if:

                     (a)     a third person, including a "group" as defined in
            Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), but excluding any employee benefit plan or plans of Borrower and its subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of Borrower's outstanding voting securities ordinarily having the right to vote for the election of directors of Borrower; or

                     (b) the individuals who, as of September 26, 1996 constituted the Board of Directors of Borrower (the "BOARD" generally and as of September 26, 1996 the "INCUMBENT BOARD") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of Borrower, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to September 26, 1996, whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

            8.8 Default Under Other Agreements. (a) Any Company fails to pay when due any Funded Debt (other than the Obligation) or any obligation under any Material Agreement in excess (individually or collectively) of $2,500,000; (b) any breach exists under any agreement to which any Company is a party which results in the acceleration of the maturity of any Funded Debt or of any obligation under any Material Agreement in excess (individually or collectively) of $2,500,000 or permits (or, with the giving of notice or lapse of time or both, would permit) the holder of such Funded Debt or a party to such Material Agreement or a Person acting on such Person's behalf to accelerate the maturity thereof; or (c) any Funded Debt or any obligation under any Material Agreement in excess (individually or collectively) of $2,500,000 shall be declared to be due and payable or required to be prepaid by any Company prior to the stated maturity thereof.

            8.9 Employee Benefit Plans. Any of the following exists with respect to any Employee Plan of any Company, but only where a Material Adverse Event could result: (a) a Reportable Event; (b) disqualification or involuntary termination proceedings; (c) voluntary termination proceedings are initiated while a funding deficiency (as determined under section 412 of the Code) exists; (d) withdrawal liability exists with respect to a Multiemployer Plan; (e) a trustee is appointed by any federal district court or the PBGC to administer an Employee Plan; (f) termination proceedings are initiated by the PBGC; or (g) failure by any Company to promptly notify Administrative Agent upon such Company's receipt of notice of any proceeding or other actions which may result in termination of an Employee Plan if such proceeding or termination could constitute a Material Adverse Event.

            8.10 Validity and Enforceability of Loan Documents. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Document to which it is a party.

    SECTION 9        RIGHTS AND REMEDIES.

            9.1      Remedies Upon Default.

                     (a) If a Default exists under SECTION 8.3(B) or (C), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

                     (b)     If any Default exists other than as set forth in
            SECTION 9.1(A) with respect to a Default under SECTION 8.3(B) or
            (C), Administrative Agent may (in the case of (I) and (II) below with the consent of Required Lenders), and, subject to the terms of
            SECTION 10, shall upon the request of Required Lenders or Required Lenders' may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
            SECTION 9.1(A), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit or issue LCs hereunder;
            (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of any Company in and to every account and other property of any Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of any past due portion of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) demand, at any time after the occurrence and during the continuance of a Default in the payment of Principal Debt or interest thereon, that Borrower provide cash collateral in an account with Administrative Agent in an amount equal to 102% of the LC Exposure then existing; and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

            9.2 Company Waivers. To the extent permitted by Law, each Company hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

            9.3 Performance by Administrative Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

            9.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

            9.5 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Administrative Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of Administrative Agent or Lenders being limited to the Right to exercise the remedies provided in SECTION 9. All rights or powers that Administrative Agent and Lenders have under the Loan Documents exist solely to preserve and protect the Collateral and to assure payment and performance of the Obligation. All rights or powers that Administrative Agent or any Lender exercises pursuant to the Loan Documents shall be exercised in a manner calculated by Lender in its good faith business judgment to preserve and protect the Collateral and to assure payment and performance of the Obligation. Nothing in the Loan Documents shall be construed as giving Administrative Agent or any Lender any right or power to (i) preclude or interfere with any Company's compliance with any Law, (ii) to require any act or omission by any Company that may be harmful to persons or property, or (iii) exercise control over the affairs or management of any Company.

            9.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

            9.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

            9.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights under SECTION 9 pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.10(B).

            9.9 Diminution in Value of Collateral. Neither Administrative Agent, Documentation Agent, nor any Lender shall have any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral now or hereafter securing payment or performance of all or part of the Obligation, subject to the provisions of the Loan Documents.

            9.10 Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Administrative Agent's and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.


    SECTION 10       AGREEMENT AMONG LENDERS.

            10.1     Administrative Agent.

                     (a) Each Lender and LC Fronting Bank hereby appoints Administrative Agent (and Administrative Agent hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender and LC Fronting Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders and LC Fronting Bank are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender or LC Fronting Bank under the Loan Documents (when such Lender or LC Fronting Bank is entitled to make such request under the Loan Documents and after such requesting Lender or LC Fronting Bank has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders and LC Fronting Bank under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any Collateral for the benefit of Lenders and LC Fronting Bank; (vi) to promptly distribute to each Lender and LC Fronting Bank all items delivered by Borrower pursuant to SECTION 7.3 and other material information, requests, documents, and items received from Borrower under the Loan Documents; (vii) to promptly distribute to each Lender and LC Fronting Bank its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders and LC Fronting Bank; provided, however, Administrative Agent shall not be required to take any action which is contrary to the Loan Documents or applicable Law.

                     (b) Administrative Agent may resign as Administrative Agent under the Loan Documents at any time upon at least 30 days prior written notice to Borrower, LC Fronting Bank and Lenders, and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent) with the consent of Borrower (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders and LC Fronting Bank, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender and LC Fronting Bank shall execute such documents as any Lender or LC Fronting Bank may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                     (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender, LC Fronting Bank and Borrower agree that Administrative Agent is not a fiduciary for Lenders, LC Fronting Bank or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for Borrower, Lenders and LC Fronting Bank, that Administrative Agent has no duties or responsibilities to Lenders, LC Fronting Bank, or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender. In performing its duties as Administrative Agent hereunder, Administrative Agent will use the same care as it takes in connection with Loans in which it alone is interested, subject to the limitations on liabilities contained in this SECTION 10.

                     (d) Administrative Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders and LC Fronting Bank specifically set forth in the Loan Documents, Administrative Agent shall not be responsible to account to Lenders or LC Fronting Bank for such other activities, and no Lender or LC Fronting Bank shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

            10.2 Expenses. Upon demand by Administrative Agent, LC Fronting Bank, Documentation Agent, or Syndication Agent, each Lender shall pay its Pro Rata Part of any expenses (including, without limitation, court costs, attorneys' fees and other costs of collection) incurred by Administrative Agent, LC Fronting Bank, Documentation Agent or Syndication Agent in connection with any of the Loan Documents if Administrative Agent, LC Fronting Bank, Documentation Agent or Syndication Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent, LC Fronting Bank, Documentation Agent or Syndication Agent subsequently receives from such other sources.

            10.3 Proportionate Absorption of Losses. Except as herein provided, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Lender's Pro Rata Part of the Obligation).

            10.4 Delegation of Duties; Reliance. Administrative Agent, Documentation Agent, LC Fronting Bank, and Syndication Agent may perform any of their respective duties or exercise any of their respective Rights under the Loan Documents by or through their respective Representatives. Administrative Agent, Documentation Agent, LC Fronting Bank, Syndication Agent and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed to be





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    genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel, (b) be entitled to deem and treat each Lender as the owner and holder of its Pro Rata Part of the Principal Debt for all purposes until, subject to SECTION 11.14, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each Purchaser and Participant until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Lender or Borrower, or, in the case of LC Fronting Bank, has been notified thereof by Administrative Agent, a Lender or Borrower, and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants and other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

            10.5     Limitation of Liability.

                     (a) None of Administrative Agent, Documentation Agent, LC Fronting Bank, Syndication Agent or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them in good faith and believed by it or them to be within the discretion or power conferred upon it or them or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct, and none of Administrative Agent, Documentation Agent, LC Fronting Bank, Syndication Agent, or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents or the transactions contemplated thereby (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                     (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor LC Fronting Bank shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent or LC Fronting Bank requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent or LC Fronting Bank shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Administrative Agent or LC Fronting Bank, or any of their respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent or LC Fronting Bank as a result of Administrative Agent's or LC Fronting Bank's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required by SECTION 11.12(B)).

                     (c) Neither Administrative Agent, LC Fronting Bank, Documentation Agent, nor Syndication Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent, LC Fronting Bank, Documentation Agent or Syndication Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify Administrative Agent, Documentation Agent, LC Fronting Bank, Syndication Agent and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents, to the extent Administrative Agent, LC Fronting Bank, Documentation Agent, Syndication Agent and their respective Representatives are not reimbursed for such amounts by any Company (provided that, Administrative Agent, LC Fronting Bank, Documentation Agent, Syndication Agent and their Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

            10.6 Notice of Default; Instructions. Administrative Agent shall promptly notify Lenders and LC Fronting Bank upon receipt by Administrative Agent of notice from Borrower or any Lender that a Default or Potential Default has occurred or upon becoming aware of any Default or Potential Default. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders.

            10.7     Limitation of Liability.  To the extent permitted by Law,
    (a) neither Administrative Agent, LC Fronting Bank, Documentation Agent nor Syndication Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Documentation Agent, Syndication Agent, LC Fronting Bank, Administrative Agent, or Participant except for acts or omissions resulting from its own gross negligence or willful misconduct, and (b) neither Administrative Agent, LC Fronting Bank, Documentation Agent nor Syndication Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender or any other Participant.

            10.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent, LC Fronting Bank, Documentation Agent, Syndication Agent, and Lenders or among Lenders.

            10.9     Collateral.

                     (a) In actions with respect to any property of any Company, Administrative Agent is acting for the ratable benefit of each Lender and LC Fronting Bank. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender and LC Fronting Bank. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the benefit of all Lenders and LC Fronting Bank in proportion to their respective Pro Rata Parts.

                     (b) Each Lender and LC Fronting Bank authorizes and directs Administrative Agent to enter into the Security Documents for the benefit of Lenders and LC Fronting Bank. The Administrative Agent is hereby authorized on behalf of Lenders and LC Fronting Bank to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

                     (c) The Lenders and LC Fronting Bank hereby authorize Administrative Agent to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the commitments of lenders hereunder and payment and satisfaction in full of the Obligation, and (ii) constituting assets or property which has been disposed of and which disposition was permitted under SECTION 7.23.

            10.10 Benefits of Agreement. Except for the representations and covenants in SECTIONS 10.1(C) and 10.9 in favor of Borrower, none of the provisions of this SECTION 10 shall inure to the benefit of any Company or any other Person other than Lenders and LC Fronting Bank; consequently, neither any Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender or LC Fronting Bank to comply with such provisions.

            10.11 LC Fronting Bank. LC Fronting Bank may resign as LC Fronting Bank under the Loan Documents upon prior notice to Administrative Agent and Borrower, subject to the appointment of a successor LC Fronting Bank satisfactory to Borrower and Required Lenders.

    SECTION 11       MISCELLANEOUS.

            11.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

            11.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a LIBOR Rate Loan the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

            11.3 Communications. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answerback is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for each Lender, and Administrative Agent is set forth on SCHEDULE 2.1. Any such communication to Borrower or any Company shall be addressed to:

                            Aviall, Inc.
                            2055 Diplomat Drive
                            Dallas, TX  75235
                            Attn:   Treasurer with a copy to
                                    General Counsel
                            Fax:  (972) 406-6636

            11.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and Documentation Agent.

            11.5 Exceptions to Covenants. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

            11.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, Documentation Agent, LC Fronting Bank, Syndication Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

            11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER, ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES, IF ANY, WHICH ARE SUBJECT TO THE PROVISIONS SET FORTH THEREIN), AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE LAWS OF THE JURISDICTION WHERE COLLATERAL IS LOCATED MANDATORILY REQUIRE APPLICATION OF SUCH LAWS WITH REGARD TO SUCH COLLATERAL.

            11.8 Invalid Provisions. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Documentation Agent, Syndication Agent, Lenders, LC Fronting Bank, and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

            11.9 Maximum Interest. Regardless of any provision contained in any Loan Document, no Lender, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. If at any time the interest rate (the "CONTRACT RATE") for any Loan shall exceed the Maximum Rate, thereby causing the interest accruing on such Loan to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Loan shall not reduce the rate of interest on such Loan below the Maximum Rate until the aggregate amount of interest accrued on such Loan equals the aggregate amount of interest which would have accrued on such Loan if the Contract Rate for such Loan had at all times been in effect. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent and Borrower agree that such is the case and that provision herein for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. As used herein, "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent, the maximum non-usurious amount and the maximum non- usurious rate of interest which, under applicable Law, such Lender, LC Fronting Bank, Administrative Agent, Documentation Agent or Syndication Agent is permitted to contract for, charge, take, reserve, or receive on the Obligation.

            11.10 ENTIRETY. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY, ANY LENDER, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT AND/OR ADMINISTRATIVE AGENT REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, LENDERS, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN SUCH PARTIES.

            11.11    VENUE; SERVICE OF PROCESS; JURY TRIAL.

                     (a) BORROWER HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN TEXAS.
            BORROWER WAIVES IN ALL DISPUTES BEFORE ANY COURT ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                     (b) BORROWER AGREES THAT ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT AND ANY LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY

            APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT OR ANY LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT OR ANY LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                     (c) TO THE EXTENT PERMITTED BY LAW, BORROWER, ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT AND LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                     (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, LC FRONTING BANK, DOCUMENTATION AGENT, SYNDICATION AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

            11.12    Amendments, Consents, Conflicts, and Waivers.

                     (a) Except as otherwise specifically provided, (i) this Agreement may only be amended by an instrument in writing executed jointly by Borrower and Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders have approved same; provided that no amendment, waiver or consent affecting the rights or duties of Administrative Agent or LC Fronting Bank shall in any event be effective unless in writing and signed by Administrative Agent or LC Fronting Bank, as applicable, in addition to Borrower and the Lenders required herein to take such action.

                     (b) Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower, Administrative Agent and LC Fronting Bank and executed (or approved, as the case may be) by each Lender: (i) extends the due date or decreases the amount of any scheduled payment or other payment of the Obligation beyond the date specified in the Loan Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Administrative Agent, LC Fronting Bank or Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "APPLICABLE MARGIN," "COMMITTED SUM," "COMMITMENT PERCENTAGE," "MAJORITY LENDERS," "REQUIRED LENDERS," "REVOLVING CREDIT TERMINATION DATE," or "TOTAL COMMITMENT"; (iv) increases any one or more Lenders' Committed Sums; (v) releases (in whole or in part) any Guaranty or releases (in whole or in part) any Collateral, except to the extent dispositions of assets are permitted by this Agreement; or (vi) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Lenders hereunder.

                     (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

                     (d) No course of dealing nor any failure or delay by Administrative Agent, LC Fronting Bank, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent, LC Fronting Bank or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Required Lenders (or by all Lenders, if required hereunder, or by Majority Lenders, if permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

            11.13 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, Administrative Agent, LC Fronting Bank, Syndication Agent, and Documentation Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, LC Fronting Bank, Syndication Agent, Documentation Agent, and Borrower, or, in the case only of Lenders, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Administrative Agent a counterpart hereof. Certain Lenders may have executed multiple signature pages hereof in addition to full counterparts hereof, in which event, Borrower and Administrative Agent are authorized to execute such additional signature pages and insert them, along with signature pages for other parties hereto, into one or more counterparts of this Agreement containing signatures of all parties hereto, each of which counterpart shall be deemed an original of this Agreement for all purposes.

            11.14    Successors and Assigns; Participation.

                     (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Company may, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders (except for such assignments or transfers permitted by SECTION 7.17 hereof), and
            (ii) no Lender may transfer, assign or sell any participation in its portion of the Obligation except as permitted under this section, and no Lender may pledge or encumber its portion of the Obligation except to a Person that qualifies as an Eligible Assignee and that has agreed in writing (with a copy to Borrower and Administrative Agent) to be bound by the provisions of SECTION
            11.16. Notwithstanding CLAUSE (II) of this SECTION 11.14(A), any Lender may at any time, without the consent of Borrower or Administrative Agent, assign all or any portion of its Rights under this Agreement, the Loan Documents, and the Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations under this Agreement.

                     (b) Subject to the provisions of this section and in accordance with applicable Law, any Lender may, upon notice to Borrower and Administrative Agent, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in an amount not less than $5,000,000 in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged,
            (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, and (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents. Participants shall have no Rights under the Loan Documents.
            Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTIONS 3.15 through 3.18 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTIONS 3.15 through 3.18 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement) or releases any material portion of the Collateral (except as permitted by this Agreement); provided that in those cases where a Participant is entitled to the benefits of SECTIONS 3.15 through 3.18, such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of such Lender's portion of the

            Obligation (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participation in, or otherwise encumber its portion of the Obligation. Each Participant shall comply with and be bound by the obligations set forth in SECTION 11.16 as fully as if such Participant were a Lender hereunder.

                     (c) Subject to the provisions of this section, upon the prior notice to Borrower and Administrative Agent, any Lender may, in the ordinary course of its business and in accordance with applicable Law, sell to one or more Eligible Assignees (each a "PURCHASER") a proportionate part (not less than $5,000,000 of (i) Term Principal Debt, (ii) its Committed Sum under the Revolving Credit Facility, or (iii) a combination of (I) AND (II), unless such Lender is selling all of its Rights and obligations under the Loan Documents or is selling to another Lender or an Affiliate of a Lender) of all or any part of its Rights and obligations under the Loan Documents, and such Purchaser shall assume such Rights and obligations, pursuant to an Assignment Agreement, substantially in the form of EXHIBIT J hereto; provided that no Lender may sell an interest that would cause its combined Term Principal Debt and Committed Sum under the Revolving Credit Facility to be less than $5,000,000, except in the case of a sale of all of its Rights and obligations under the Loan Documents. Upon (i) delivery of an executed copy of the Assignment Agreement to Borrower and Administrative Agent, and (ii) payment of a fee of $3,000 from such transferor to Administrative Agent, from and after the assignment's effective date (which shall be after the date of such delivery), such Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders, or Administrative Agent shall be required. Upon the consummation of any transfer to a Purchaser pursuant to this CLAUSE (C), SCHEDULE 2.1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser, Administrative Agent shall deliver to Borrower and Lenders an amended SCHEDULE 2.1 reflecting such changes, Borrower shall execute and deliver to each of the transferor Lender and such Purchaser, Notes in the face amount of the respective Committed Sums following such transfer, and, upon receipt of such Notes, such transferor Lender shall return to Borrower the Notes previously delivered to such Lender hereunder. A Purchaser shall be subject to all the provisions in this section the same as if it were a Lender signatory hereto as of the initial Borrowing Date.

                     (d) If pursuant to CLAUSES (B) or (C) above any interest in the Obligation is transferred to any Participant or Purchaser which is organized under the Laws of any jurisdiction other than the United States of America or any state thereof, the transferor Lender shall, as a condition to the effectiveness and completion of such transfer, cause such Participant or Purchaser, concurrently with the effectiveness of such transfer (i) to represent to the transferor Lender (for the benefit of the transferor Lender, Administrative Agent, and Borrower) that, under applicable Laws, no Taxes will be required to be withheld by Administrative Agent, Borrower, or the transferor Lender with respect to any payments to be made to such Participant or Purchaser in respect of the Obligation, (ii) to furnish to each of the transferor Lender, Administrative Agent, and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or Form 1001 (wherein such Purchaser or Participant claims entitlement to complete exemption from United States federal withholding Tax on all interest payments hereunder), or Form W-8, as applicable, and
            (iii) to agree (for the benefit of the transferor Lender, Administrative Agent, and Borrower), (x) to provide the transferor Lender, Administrative Agent, and Borrower a new Form 4224 or Form 1001 or Form W-8, as applicable, upon the expiration or obsolescence of any previously delivered form in accordance with applicable Laws, duly executed and completed by such Purchaser, and
            (y) to comply from time to time with all applicable Laws with regard to such withholding Tax exemption.

                     (e) The Administrative Agent will maintain records that reflect and identify the owners of an interest in the Obligation.

            11.15 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company's obligations under the Loan Documents shall remain in full force and effect until the Total Commitment shall have terminated and the Obligation shall have been paid in full, except for provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

            11.16 Confidentiality. Administrative Agent, Documentation Agent, Syndication Agent, LC Fronting Bank, each Lender and each Participant shall hold all non-public information, furnished by or on behalf of Borrower and Companies in connection with or pursuant to the negotiation, preparation or requirements of this Agreement or any of the Loan Documents which have been identified as such by Borrower in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, may make any disclosure to its attorneys or as reasonably required by any prospective bona fide Eligible Assignee or Participant in connection with the contemplated transfer of any Loan so long as any such contemplated Eligible Assignee or Participant has agreed in writing (with a copy to each of Borrower and Administrative Agent) to be bound by the provisions of this
    SECTION 11.16 or as required or requested by any governmental agency or representative thereof or pursuant to any Law or legal process; provided that unless specifically prohibited by applicable Law or court order, Administrative Agent, Documentation Agent, Syndication Agent, LC Fronting Bank, each Lender and each Participant shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Person by such governmental agency) for disclosure of such non-public information.

            11.17 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.


       [REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.]

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.



                                        AVIALL, INC.,
                                        as Borrower


                                        By  /s/ C. Van Den Handel
                                            ------------------------------------
                                            C. Van Den Handel
                                            Treasurer and Director of Planning


                                        NATIONSBANK OF TEXAS, N.A.,
                                        as Administrative Agent and LC Fronting
Bank


                                        By  /s/ Todd Shipley
                                            ------------------------------------
                                            Todd Shipley
                                            Senior Vice President


                                        J.P. MORGAN SECURITIES INC.,
                                        as Documentation Agent


                                        By  /s/ Michael C. Mauer
                                            ------------------------------------
                                            Michael C. Mauer
                                            Vice President


                                        NATIONSBANC CAPITAL MARKETS, INC.,
                                        as Syndication Agent


                                        By  /s/ Gary L. Kahn
                                            ------------------------------------
                                            Gary L. Kahn
                                            Senior Vice President

         Signature Page to that certain Credit Agreement dated as of September 26, 1996, among Aviall, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, NationsBanc Capital Markets, Inc., as Syndication Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.


                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as a Lender


                                        By  /s/ Robert L. Wallace
                                            ------------------------------------
                                            Robert L. Wallace
                                            Director

         Signature Page to that certain Credit Agreement dated as of September 26, 1996, among Aviall, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, NationsBanc Capital Markets, Inc., as Syndication Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.



                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK,
                                        as a Lender


                                        By  /s/ Stephen B. King
                                            ------------------------------------
                                            Stephen B. King
                                            Vice President

         Signature Page to that certain Credit Agreement dated as of September 26, 1996, among Aviall, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, NationsBanc Capital Markets, Inc., as Syndication Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.



                                        NATIONSBANK OF TEXAS, N.A.,
                                        as a Lender


                                        By  /s/ Todd Shipley
                                            ------------------------------------
                                            Todd Shipley
                                            Senior Vice President

         Signature Page to that certain Credit Agreement dated as of September 26, 1996, among Aviall, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, NationsBanc Capital Markets, Inc., as Syndication Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.



                                        SOCIETE GENERALE, SOUTHWEST AGENCY,
                                        as a Lender


                                        By  /s/ Richard M. Lewis
                                            ------------------------------------
                                            Richard M. Lewis
                                            Vice President

         Signature Page to that certain Credit Agreement dated as of September 26, 1996, among Aviall, Inc., as Borrower, NationsBank of Texas, N.A., as Administrative Agent and LC Fronting Bank, J.P. Morgan Securities Inc., as Documentation Agent, NationsBanc Capital Markets, Inc., as Syndication Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED the 26th day of September, 1996, but effective as of the date first mentioned on the initial page of this Credit Agreement.



                                        THE SUMITOMO BANK, LIMITED,
                                        as a Lender


                                        By  /s/ Kirk L. Stites
                                            Kirk L. Stites
                                            ------------------------------------
                                            Vice President and Manager



                                        By  /s/ Julie A. Schell
                                            ------------------------------------
                                            Julie A. Schell
                                            Vice President